                                                                    Exhibit 99.1



                            364-DAY CREDIT AGREEMENT

                            Dated as of May 22, 2002

          THE KROGER CO., an Ohio corporation (the "Borrower"), the banks,
                                                    --------
financial institutions and other institutional lenders (the "Initial Lenders")
                                                             ---------------
listed on the signature pages hereof, and CITIBANK, N.A. ("Citibank"), as an
                                                           --------
administrative agent (in such capacity, an "Administrative Agent") for the
                                            --------------------
Lenders (as hereinafter defined) and paying agent (in such capacity, the "Paying
                                                                          ------
Agent") for the Lenders, JPMORGAN CHASE BANK ("JPMorgan Chase"), as an
-----                                          --------------
administrative agent (in such capacity, an "Administrative Agent"; the
                                            --------------------
Administrative Agents and the Paying Agent are, collectively, the "Agents") for
                                                                   ------
the Lenders, and BANK OF AMERICA, N.A., BANK ONE, NA and THE BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH and UNION BANK OF CALIFORNIA, N.A. as co-syndication agents for the Lenders, agree as follows:

                                    ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

          SECTION 1.01. Certain Defined Terms. As used in this Agreement, the
                        ---------------------
following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired EBITDA" means, for any period, with respect to any Acquired
           ---------------
     Entity, (a) the sum of (i) Acquired Net Income for such period, (ii) depreciation and amortization expense for such period, (iii) interest expense net of interest income for such period, (iv) Federal and state income taxes for such period as determined in accordance with GAAP, (v) extraordinary losses that have been included in the calculation of Acquired Net Income for such period, (vi) LIFO charges included in the calculation of Acquired Net Income for such period and (vii) non-cash charges made with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106 minus (b)
                                                                    -----
     the sum of (i) extraordinary gains that have been included in the calculation of Acquired Net Income for such period and (ii) LIFO credits included in the calculation of Acquired Net Income for such period.

          "Acquired Entity" means any Person in the Borrower's line of business
           ---------------
     or the assets of any Person in the Borrower's line of business to be invested in or acquired.

          "Acquired Entity Fiscal Quarter" means, with respect to any Acquired
           ------------------------------
     Entity, any fiscal quarter of such Acquired Entity.

          "Acquired Net Income" means, for any period, with respect to any
           -------------------
     Acquired Entity, the net income of such Acquired Entity for such period before the payment of dividends on all capital stock, determined in accordance with GAAP.

          "Administrative Questionnaire" means an Administrative Questionnaire
           ----------------------------
     in the form of Exhibit D.

          "Advance" means a Revolving Credit Advance or a Competitive Bid
           -------
     Advance.

          "Affiliate" means, with respect to any designated Person, any other
           ---------
     Person that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other of such Persons, or holds or beneficially owns 10% or more of the equity interest in the other Person or 10% or more of any class of voting securities of the other Person. The term "control" means the possession, directly or indirectly, of the power, whether or not exercised, to direct or cause the direction of the management or policies of any Person, whether through ownership of voting securities, by contract or otherwise.

          "Applicable Lending Office" means, with respect to each Lender, such
           -------------------------
     Lender's Domestic Lending Office in the case of a Base Rate Advance, such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance and, in the case of a Competitive Bid Advance, the office of such Lender specified in a notice of such Lender to the Paying Agent as such Lender's Applicable Lending Office with respect to such Competitive Bid Advance.

          "Applicable Margin" means, as of any date prior to the Term Loan
           -----------------
     Conversion Date, a percentage per annum determined by reference to the Borrower's Performance Level in effect on such date as set forth below:

     ---------------------------------------------------------------------------------------------------------
                 Performance                   Applicable Margin for              Applicable Margin for
                    Level                        Base Rate Advances             Eurodollar Rate Advances
     ---------------------------------------------------------------------------------------------------------
      Level 1                                         0.0000%                            0.330%
     ---------------------------------------------------------------------------------------------------------
      Level 2                                         0.0000%                            0.525%
     ---------------------------------------------------------------------------------------------------------
      Level 3                                         0.0000%                            0.625%
     ---------------------------------------------------------------------------------------------------------
      Level 4                                         0.0000%                            0.800%
     ---------------------------------------------------------------------------------------------------------
      Level 5                                         0.0000%                            1.000%
     ---------------------------------------------------------------------------------------------------------

     and, as of any date on or after the Term Loan Conversion Date, a percentage per annum determined by reference to the Borrower's Performance Level in effect on such date as set forth below:

     ---------------------------------------------------------------------------------------------------------
                 Performance                   Applicable Margin for              Applicable Margin for
                    Level                        Base Rate Advances             Eurodollar Rate Advances
     ---------------------------------------------------------------------------------------------------------
      Level 1                                         0.0000%                            0.500%
     ---------------------------------------------------------------------------------------------------------
      Level 2                                         0.0000%                            0.750%
     ---------------------------------------------------------------------------------------------------------
      Level 3                                         0.0000%                            0.875%
     ---------------------------------------------------------------------------------------------------------
      Level 4                                         0.0000%                            1.125%
     ---------------------------------------------------------------------------------------------------------
      Level 5                                         0.0000%                            1.500%
     ---------------------------------------------------------------------------------------------------------

     provided that, in each case, the Applicable Margin for Eurodollar Rate
     --------
     Advances set opposite the Performance Level 1 and Performance Level 2 above shall be increased by 0.125% until the date that the Borrower's Commercial Paper is rated at least A2, P2 or F2 by at least two of S&P, Moody's or Fitch, respectively.

          "Applicable Percentage Ratio" means the ratio (determined as of the
           ---------------------------
     last day of each Fiscal Quarter for the Rolling Period ending on such day) of (a) Consolidated EBITDA for such Rolling Period to (b) Consolidated Total Interest Expense for such Rolling Period.

          "Assignment and Acceptance" means an assignment and acceptance entered
           -------------------------
     into by a Lender and an assignee, and to the extent required by Section 8.06, accepted by the Borrower and the Administrative Agents, in substantially the form of Exhibit C hereto or such other form as shall be approved by the Administrative Agents.

          "Assuming Lender" has the meaning specified in Section 2.16(c).
           ---------------

          "Assumption Agreement" has the meaning specified in Section 2.16(c).
           --------------------

          "Base Rate" means a fluctuating rate per annum equal to the highest
           ---------
from time to time of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) the sum (adjusted to the nearer 1/16 of 1% or, if there is no nearest 1/16 of 1%, to the next higher 1/16 of 1%) of (i) 1/2 of 1% per annum, plus (ii) the rate obtained by dividing (A) the latest
                     ----
          three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average (adjusted to the basis of a year of 360 days) being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by the Paying Agent from three New York certificate of deposit dealers of recognized standing selected by the Paying Agent, by (B) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, but not limited to, any emergency, supplemental or other marginal reserve requirement) for Citibank with respect to liabilities consisting of or including (among other liabilities) three-month U.S. dollar non-personal time deposits in the United States, plus (iii) the average during such three-week period of
                         ----
          the daily annual assessment rates estimated by Citibank for determining the current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of Citibank in the United States; and

               (c) a rate equal to 1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means a Revolving Credit Advance that bears
           -----------------
interest as provided in Section 2.06(a).

          "Borrowing" means a Revolving Credit Borrowing or a Competitive Bid
           ---------
Borrowing.

          "Business Day" means a day of the year on which banks are not required
           ------------
or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Lease Obligation" means, with respect to any lessee, the
           ------------------------
obligations under any lease of property that, in accordance with GAAP, should be capitalized on such lessee's balance sheet.

          "Change of Control" means any one or more of the following events:
           -----------------

               (a) the acquisition, by contract or otherwise (including the entry into a contract or arrangement that upon consummation will result in such acquisition), by any Person or group (as such term is defined for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and
                                    ------------
          regulations pertaining thereto), other than the trusts for the employee benefit plans (as defined in Section 3(2) of ERISA) maintained by the Borrower or any Subsidiary of the Borrower that is an ERISA Affiliate, of beneficial ownership (within the meaning of Rule 13d-3, or any regulation or ruling promulgated to replace or supplement Rule 13d-3, of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Borrower representing 20% or more of the voting power of all securities of the Borrower, or

               (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such period were directors of the Borrower (together with any new directors whose election by the Board of Directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of at least 75% of the directors then in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) shall cease for any reason to constitute at least 75% of the Board of Directors of the Borrower.

          "Commercial Paper" means any unsecured promissory note issued by the
           ----------------
Borrower pursuant to any commercial paper program (whether rated or unrated) with a maturity of not more than nine months from the time of issuance, exclusive of grace periods.

          "Commercial Paper Set-Aside Amount" has the meaning specified in
           ---------------------------------
Section 2.01(c).

          "Commitment" has the meaning specified in Section 2.01(a).
           ----------

          "Competitive Bid Advance" means an advance by a Lender to the Borrower
           -----------------------
as part of a Competitive Bid Borrowing resulting from the competitive bidding procedure described in Section 2.01(b).

          "Competitive Bid Borrowing" means a borrowing consisting of
           -------------------------
simultaneous Competitive Bid Advances from each of the Lenders whose offer to make one or more Competitive Bid Advances as part of such borrowing has been accepted by the Borrower under the competitive bidding procedure described in
Section 2.01(b).

          "Competitive Bid Reduction" has the meaning specified in Section
           -------------------------
2.01(a).

          "Consenting Lender" has the meaning specified in Section 2.16(b).
           -----------------

          "Consolidated" refers to the consolidation of accounts in accordance
           ------------
with GAAP, including principles of consolidation, consistent with those applied in the preparation of the Consolidated financial statements referred to in
Section 4.01(e).

          "Consolidated Cash Interest Expense" means, for any period, interest
           ----------------------------------
expense net of interest income, whether paid or accrued (including the interest component of Capital Lease Obligations) on all Debt of the Borrower and its Subsidiaries on a Consolidated basis for such period, including (a) commissions and other fees and charges payable in connection with letters of credit, (b) net payments payable in connection with all Interest Rate Agreements, (c) interest capitalized during construction and (d) cash dividends paid in respect of any preferred stock issued by the Borrower, but excluding, however, the sum of (i) interest expense not payable in cash and (ii) amortization of discount and deferred debt expense, all as determined in conformity with GAAP.

          "Consolidated EBITDA" means, for any period, on a Consolidated basis
           -------------------
for the Borrower and its Subsidiaries, (a) the sum of (i) Consolidated Net Income for such period, (ii) depreciation and amortization expense for such period, (iii) interest expense net of interest income for such period, (iv) Federal and state income taxes for such period as determined in accordance with GAAP, (v) extraordinary losses (and any unusual losses in excess of $1,000,000 arising in or outside of the ordinary course of business not included in extraordinary losses (determined in accordance with GAAP) that have been included in the calculation of Consolidated Net Income) for such period, (vi) LIFO charges that have been included in the calculation of Consolidated Net Income for such period and (vii) non-cash charges made with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106 minus (b) the sum of (i) extraordinary gains (and any unusual gains in excess of $1,000,000 arising in or outside of the ordinary course of business not included in extraordinary gains (determined in accordance with GAAP) that have been included in the calculation of Consolidated Net Income) for such period and (ii) LIFO credits that have been included in the calculation of Consolidated Net Income for such period.

          "Consolidated Net Income" means, for any period, the net income of the
           -----------------------
Borrower and its Consolidated Subsidiaries for such period, before the payment of dividends on all capital stock, determined in accordance with GAAP.

          "Consolidated Rental Expense" means, for any period, the aggregate
           ---------------------------
rental expense (including any contingent or percentage rental expense) of the Borrower and its Subsidiaries on a Consolidated basis for such period (excluding real estate taxes and common area maintenance charges) in respect of all rent obligations under all operating leases for real or personal property minus any
                                                                     -----
rental income of the Borrower and its Subsidiaries on a Consolidated basis for such period, all as determined in conformity with GAAP.

          "Consolidated Total Interest Expense" means, for any period, interest
           -----------------------------------
expense net of interest income, whether paid or accrued (including the interest component of Capital Lease Obligations) on all Debt of the Borrower and its Subsidiaries on a Consolidated basis for such period, including (a) commissions and other fees and charges payable in connection with letters of credit, (b) net payments payable in connection with all Interest Rate Agreements and (c) cash dividends paid in respect of any preferred stock issued by the Borrower, but excluding, however, (i) amortization of deferred debt expense and (ii) interest
---------  -------
capitalized during construction, all as determined in conformity with GAAP.

          "Convert", "Conversion" and "Converted" each refers to a conversion of
           -------    ----------       ---------
Revolving Credit Advances of one Type into Revolving Credit Advances of the other Type pursuant to Section 2.02(b), 2.07 or 2.08.

          "Debt" of any Person means, without duplication, (a) all indebtedness
           ----
of such Person for borrowed money or for the deferred purchase price of property or services (including all obligations, contingent or otherwise, of such Person in connection with letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange into debt securities, convert into debt securities or otherwise acquire for value (i) any capital stock of such Person or (ii) any warrants, rights or options to acquire such capital stock, now or hereafter outstanding), (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Capital Lease Obligations of such Person, (e) all Debt referred to in clause (a), (b), (c) or (d) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt, (f) all Guaranteed Debt of such Person and (g) any preferred stock of such Person that is classified as a liability on such Person's Consolidated balance sheet.

          "Default" means any Event of Default or any event that would
           -------
constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Disclosed Litigation" has the meaning specified in Section 3.01(b)
           --------------------

          "Domestic Lending Office" means, with respect to any Lender, the
           -----------------------
office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Paying Agent.

          "Effective Date" has the meaning specified in Section 3.01.
           --------------

          "Eligible Assignee" means (i) a Lender; (ii) an Affiliate of a Lender;
           -----------------
(iii) a commercial bank organized under the laws of the United States, or any State thereof, and having total assets in excess of

$5,000,000,000; (iv) a savings and loan association or savings bank organized under the laws of the United States, or any State thereof, and having total assets in excess of $5,000,000,000; (v) a commercial bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development or has concluded special lending arrangements with the International Monetary Fund associated with its General Arrangements to Borrow or of the Cayman Islands, or a political subdivision of any such country, and having total assets in excess of $5,000,000,000 so long as such bank is acting through a branch or agency located in the United States or in the country in which it is organized or another country that is described in this clause
(v); (vi) the central bank of any country that is a member of the Organization for Economic Cooperation and Development; or (vii) any other Person approved by the Administrative Agents and the Borrower, such approval not to be unreasonably withheld; provided, however, that neither the Borrower nor any
          --------  -------
Affiliate of the Borrower shall qualify as an Eligible Assignee.

          "Environmental Laws" means all current and future Federal, state,
           ------------------
local and foreign laws, rules or regulations, codes, ordinances, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder or other requirements of Governmental Authorities or the common law, relating to health, safety, or pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances, or wastes into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances, or wastes, or underground storage tanks and emissions therefrom.

          "ERISA" means the Employee Retirement Income Security Act of 1974, or
           -----
any successor statute, as the same may be amended from time to time.

          "ERISA Affiliate" means any trade or business (whether or not
           ---------------
incorporated) that, together with the Borrower, is treated as a single employer under Section 414 of the Internal Revenue Code.

          "Eurocurrency Liabilities" has the meaning assigned to that term in
           ------------------------
Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender, the
           -------------------------
office of such Lender specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Paying Agent.

          "Eurodollar Rate" means, with respect to each day during each Interest
           ---------------
Period for a Eurodollar Rate Advance, the rate of interest determined on the basis of the rate for deposits in United States dollars for a period equal to such Interest Period appearing on Page 3750 of the Telerate Markets screen as of 11:00 A.M., London time, two Business Days prior to the beginning of such Interest Period. In the event that such rate does not appear on Page 3750 of the Telerate Markets Service (or otherwise on such service), the "Eurodollar Rate" for the purposes of this paragraph shall be determined by reference to such other publicly available service for displaying eurodollar rates as may be agreed upon by the Paying Agent and the Borrower or, in the absence of such agreement, the "Eurodollar Rate" for the purposes of this paragraph shall instead be an interest rate per annum equal to the rate of interest (rounded upward to the nearest whole multiple of 1/100 of 1% per annum, if such average is not such a multiple) of the rate per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England, to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount substantially equal to such Reference Bank's Eurodollar Rate Advance to be outstanding during such Interest Period (or, if such Reference Bank shall not have a Eurodollar Rate Advance that is to be outstanding during such Interest Period, in an amount equal to $1,000,000) and for a period equal to such Interest Period. The Eurodollar Rate for an Interest

Period shall be determined by the Paying Agent on the basis of applicable rates furnished to and received by the Paying Agent two Business Days before the first day of such Interest Period, subject, however, to the provisions of Section
                             -------  -------
2.07.

          "Eurodollar Rate Advance" means a Revolving Credit Advance that bears
           -----------------------
interest as provided in Section 2.06(b).

          "Eurodollar Rate Reserve Percentage" means the reserve percentage
           ----------------------------------
under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined).

          "Events of Default" has the meaning specified in Section 6.01.
           -----------------

          "Extension Date" has the meaning specified in Section 2.16(b).
           --------------

          "Facility Fee Percentage" means, on any date, a percentage per annum
           -----------------------
determined by reference to the Borrower's Performance Level in effect on such date as set forth below:

               --------------------------------------------------------------
                         Performance                    Facility Fee
                            Level                        Percentage
               --------------------------------------------------------------
                Level 1                                    0.070%
               --------------------------------------------------------------
                Level 2                                    0.100%
               --------------------------------------------------------------
                Level 3                                    0.125%
               --------------------------------------------------------------
                Level 4                                    0.200%
               --------------------------------------------------------------
                Level 5                                    0.250%
               --------------------------------------------------------------

          "Facility Fees" has the meaning specified in Section 2.03.
           -------------

          "Facility Usage" means, at any time, without duplication, the sum of
           --------------
(a) the amount of the Advances outstanding at such time and (b) the Commercial Paper Set-Aside Amount at such time.

          "Federal Funds Rate" means a fluctuating rate per annum equal for each
           ------------------
day to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

          "Financial Officer" means, with respect to any corporation, the chief
           -----------------
financial officer, principal accounting officer, treasurer or controller of such corporation.

          "Fiscal Quarter" means (a) with respect to the first Fiscal Quarter of
           --------------
any Fiscal Year, the first 16 calendar weeks of such Fiscal Year, (b) with respect to the second Fiscal Quarter of such Fiscal Year, the next successive period of 12 calendar weeks in such Fiscal Year, (c) with respect to the third Fiscal Quarter of any Fiscal Year, the next successive period of 12 calendar weeks in such Fiscal Year and (d) with respect to the last Fiscal Quarter of any Fiscal Year, the period of time after the first three Fiscal Quarters of such Fiscal Year through the last day of such Fiscal Year.

          "Fiscal Year" means a year of 364 or 371 days, as the case may be,
           -----------
ending on the Saturday closest to the 31st day of January in any calendar year, and such Fiscal Year, when referred to from time to time herein by reference to a calendar year shall be the Fiscal Year that includes February 28th of such calendar year.

          "Fitch" means Fitch, Inc.
           -----

          "Fixed Charge Coverage Ratio" means the ratio (determined as of the
           ---------------------------
last day of each Fiscal Quarter for the Rolling Period ending on such day) of
(a) the sum of (i) Consolidated EBITDA for such Rolling Period and (ii) Consolidated Rental Expense for such Rolling Period to (b) the sum of (i) Consolidated Cash Interest Expense for such Rolling Period and (ii) Consolidated Rental Expense for such Rolling Period.

          "Fixed Rate" means, for the period for each Fixed Rate Advance
           ----------
comprising part of the same Competitive Bid Borrowing, the fixed interest rate per annum determined for such Advance, as provided in Section 2.01(b).

          "Fixed Rate Advance" means a Competitive Bid Advance that bears
           ------------------
interest at a fixed rate per annum determined as provided in Section 2.01(b).

          "GAAP" has the meaning specified in Section 1.03.
           ----

          "Governmental Authority" means any Federal, state, local or foreign
           ----------------------
court or governmental agency, authority, instrumentality or regulatory body.

          "Guarantee Agreement" means the Guarantee Agreement, substantially in
           -------------------
the form of Exhibit E, among the Guarantors and the Paying Agent, as amended, supplemented or otherwise modified from time to time in compliance with Section 8.01.

          "Guaranteed Debt" of any Person means all Debt referred to in clause
           ---------------
(a), (b), (c), (d) or (e) of the definition of the term "Debt" in this Section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss,
(c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (d) otherwise to assure a creditor against loss, but excluding leases at a rental at least as favorable to the Borrower as could be obtained in an arm's-length transaction with a party that is not an Affiliate.

          "Guarantor" means (a) each existing and hereafter created or acquired
           ---------
Material Subsidiary of the Borrower and (b) each other existing or hereafter acquired Subsidiary of the Borrower designated from time to time by the Borrower as a Guarantor.

          "Hazardous Materials" means any toxic substance, hazardous waste,
           -------------------
hazardous constituents, hazardous materials, asbestos or asbestos containing material, polychlorinated biphenyls, petroleum, including crude oil and any fractions thereof, or other wastes, chemicals, substances or materials regulated by any Environmental Laws.

          "Information Memorandum" means the information memorandum dated April
           ----------------------
16, 2002 used by the Agents in connection with the syndication of the Commitments.

          "Interest Period" means, for each Eurodollar Rate Advance comprising
           ---------------
part of the same Revolving Credit Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the

Conversion of any Base Rate Advance into such Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be seven days, one, two, three or six months (or, if available from all the Lenders, nine months), as the Borrower may, upon notice received by the Paying Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:
                         --------  -------

          (i) the Borrower may not select any Interest Period that ends after the scheduled Revolver Termination Date then in effect or, if the Advances have been converted to a term loan pursuant to Section 2.05 prior to such selection, which ends after the Maturity Date;

          (ii) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Revolving Credit Borrowing shall be of the same duration;

          (iii) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that, if such extension would cause the last day of such Interest
     --------
     Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

          (iv) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month.

     "Interest Rate Agreement" means any forward contract, forward option,
      -----------------------
futures contract, futures option, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate floor agreement or other similar agreement or arrangement entered into by the Borrower.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended
      ---------------------
from time to time, and the regulations promulgated and rulings issued thereunder.

     "Lenders" means the Initial Lenders, each Assuming Lender that shall become
      -------
a party hereto pursuant to Section 2.16 and each Person that shall become a party hereto pursuant to Section 8.06.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust,
      ----
lien, pledge, assignment for security (whether collateral or otherwise), hypothecation, encumbrance, lease, sublease, charge or security interest in or on such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "LIFO" means the pretax charge against income determined by using the
      ----
last-in-first-out method of valuing inventory.

     "Loan Documents" means this Agreement and Notes, if any, and each Guarantee
      --------------
Agreement.

     "Material Adverse Change" means any material adverse change in the
      -----------------------
business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means (a) a materially adverse effect on the
           -----------------------
business, assets, operations, properties, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries, taken as a whole, (b) material impairment of the ability of the Borrower to perform any of its obligations under any Loan Document to which it is or will be a party or (c) material impairment of the rights of or benefits available to the Administrative Agents, the Paying Agent or the Lenders under any Loan Document.

          "Material Subsidiary" of the Borrower means, at any time, any
           -------------------
Subsidiary of the Borrower (other than One Holdings, Inc. and any Subsidiary of the Borrower that is a captive insurance company) having (a) assets with a value of not less than 5% of the total value of the assets of the Borrower and its Consolidated Subsidiaries, taken as a whole, or (b) Consolidated EBITDA not less than 5% of the Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries, taken as a whole, in each case as of the end of or for the most recently completed Fiscal Year of the Borrower.

          "Maturity Date" means the earlier of (a) the first anniversary of the
           -------------
Term Loan Conversion Date and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.04 or 6.01.

          "Moody's" means Moody's Investors Service, Inc.
           -------

          "Multiemployer Plan" means a multiemployer plan, as defined in Section
           ------------------
4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate (other than one considered an ERISA Affiliate only pursuant to subsection (m) or (o) of
Section 414 of the Internal Revenue Code) is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Net Debt" means, on a Consolidated basis for the Borrower and its
           --------
Subsidiaries as of any date, (a) Debt minus (b) the sum as of such date of (i)
                                      -----
the aggregate outstanding amount of Debt represented by investments made by the Borrower in Debt of another Person in connection with a real estate transaction, so long as the Borrower or one of its Subsidiaries is or becomes an anchor tenant of the real estate development with respect thereto and no more than two anchor tenants exist with respect to such real estate development or the Borrower or one of its Subsidiaries has a contractual obligation to make lease or other payments to such Person as a result of the real estate transaction in which such Debt was issued and (ii) the aggregate amount of Permitted Investments in excess of $100,000,000.

          "Non-Consenting Lender" has the meaning specified in Section 2.16(b).
           ---------------------

          "Note" has the meaning specified in Section 2.14.
           ----

          "Notice of Revolving Credit Borrowing" has the meaning specified in
           ------------------------------------
Section 2.02(a).

          "Paying Agent's Account" means the account of the Paying Agent
           ----------------------
maintained by the Paying Agent at Citibank with its office at 1 Court Square, 7th Floor, Long Island City, New York 11120, Account No. 36852248, Attention:
Leonard Sarcona.

          "PBGC" means the Pension Benefit Guaranty Corporation referred to and
           ----
defined in ERISA or any successor thereto.

          "Performance Level" means, as of any date of determination, the
           -----------------
numerically lowest level set forth below as then in effect, as determined in accordance with the following provisions of this definition:

Level 1        The Public Debt Rating is A-, A3 or A- or better by two of S&P,
                                                      --
               Moody's or Fitch, respectively, or the Applicable Percentage
               Ratio is 5.25:1.00 or greater;

Level 2 The Public Debt Rating is BBB+, Baa1 or BBB+ by two of S&P, Moody's or Fitch, respectively, or the Applicable Percentage
                                               --
               Ratio is 4.75:1.00 or greater but less than 5.25:1.00;

Level 3 The Public Debt Rating is BBB, Baa2 or BBB by two of S&P, Moody's or Fitch, respectively, or the Applicable Percentage Ratio is
                                       --
               4.00:1.00 or greater but less than 4.75:1.00;

Level 4 The Public Debt Rating is BBB-, Baa3 or BBB- by two of S&P, Moody's or Fitch, respectively, or the Applicable Percentage
                                               --
               Ratio is less than 4.00:1.00;

Level 5 The Public Debt Rating is lower than BBB-, Baa3 or BBB- by two of S&P, Moody's or Fitch and the Applicable Percentage Ratio is
                                     ---
               lower than 4.00:1.00;

provided (a) if any rating established or deemed to have been established by
--------
S&P, Moody's or Fitch shall be changed (other than as a result of a change in the rating system of any of S&P, Moody's or Fitch), such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change, (b) any change in the Performance Level based on a change in the Applicable Percentage Ratio shall be effective for all purposes on and after the date of delivery to the Administrative Agents of a certificate of the Borrower with respect to the financial statements to be delivered, as applicable, pursuant to Section 5.01(h) for the most recently ended Fiscal Quarter, (c) if two of the Public Debt Ratings by S&P, Moody's and Fitch and the Applicable Percentage Ratio shall fall within different Levels the Applicable Margin, the Facility Fee Percentage and the Utilization Fee Percentage shall be determined based upon the lower Level unless the Levels determined based upon the Public Debt Ratings and Applicable Percentage Ratio are two or more Levels apart, in which case the Applicable Margin and Facility Fee Percentage shall be determined by reference to the Level next below the higher of the two Levels (it being understood that Level 1 is the lowest Level and Level 5 is the highest Level) and (d) notwithstanding the foregoing provisions of clause (b), no reduction in the Performance Level shall be effective if any Default shall have occurred and be continuing. Any change in the Performance Level shall be effective on the effective date of such change in the applicable Performance Level and shall apply to all Eurodollar Rate Advances made or continued on or after the commencement of the period (and to Base Rate Advances that are outstanding at any time during the period) commencing on the effective date of such change in the applicable Performance Level and ending on the date immediately preceding the effective date of the next such change in the applicable Performance Level.

          "Permitted Investments" means (a) cash, (b) readily marketable
           ---------------------
securities issued or guaranteed by the government of the United States of America or any agency thereof having a maturity at the time of issuance not exceeding one year, (c) commercial paper rated at least A-1 by S&P or P-1 by Moody's, in each case having a maturity at the time of issuance not exceeding one year, and (d) certificates of deposit of or time deposits with any commercial bank, the long-term debt of which has been assigned a rating of at least BBB by S&P or A3 by Moody's and which is a Lender and is organized and existing under the laws of the United States of America or any state thereof or the District of Columbia.

          "Person" means an individual, partnership, corporation (including a
           ------
business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government (domestic or foreign) or any political subdivision or agency thereof.

          "Plan" means any pension plan (other than a Multiemployer Plan)
           ----
subject to the provisions of Title IV of ERISA or Section 412 of the Internal Revenue Code that is maintained for current or former employees, or any beneficiary thereof, of the Borrower or any ERISA Affiliate.

          "Public Debt Rating" means, as of any date, the rating that has been
           ------------------
most recently announced by either S&P, Moody's or Fitch, as the case may be, for any class of non-credit enhanced long-term senior unsecured debt issued by the Borrower. For purposes of the foregoing, (a) if only one of S&P, Moody's and Fitch shall have in effect a Public Debt Rating, the Applicable Margin, the Facility Fee Percentage and the Utilization Fee Percentage shall be determined by reference to the available rating; (b) if none of S&P, Moody's or Fitch shall have in effect a Public Debt Rating, the Applicable Margin, the Facility Fee Percentage and the Utilization Fee Percentage will be set in accordance with the Applicable Percentage Ratio; (c) if the ratings established by S&P, Moody's and Fitch shall fall within different levels, the Applicable Margin, the Facility Fee Percentage and the Utilization Fee Percentage shall be based upon the highest rating of two such agencies; (d) if any rating established by S&P, Moody's or Fitch shall be changed, such change shall be effective as of the date on which such change is first announced publicly by the rating agency making such change; and (e) if S&P, Moody's or Fitch shall change the basis on which ratings are established, or any such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of such amendment, the Applicable Margin, the Facility Fee Percentage and the Utilization Fee Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation.

          "Reference Banks" means Citibank, JPMorgan Chase, Bank One, NA and
           ---------------
Bank of America, N.A.

          "Register" has the meaning specified in Section 8.06(d).
           --------

          "Reportable Event" means any reportable event as defined in Section
           ----------------
4043(b) of ERISA or the regulations issued thereunder with respect to a Plan (other than a Plan maintained by an ERISA Affiliate that is considered an ERISA Affiliate only pursuant to subsection (m) or (o) of Section 414 of the Internal Revenue Code).

          "Required Lenders" means, at any time, Lenders holding at least 51% of
           ----------------
the then aggregate unpaid principal amount of all outstanding Advances (other than Competitive Bid Advances) or, if no such principal amount is then outstanding, Lenders having at least 51% of the Commitments.

          "Responsible Officer" of any corporation means any executive officer
           -------------------
or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of this Agreement.

          "Revolver Termination Date" means the earlier of (a) May 21, 2003,
           -------------------------
subject to the extension thereof pursuant to Section 2.16, and (b) the date of termination in whole of the aggregate Commitments pursuant to Section 2.04 or 6.01; provided, however, that the Revolver Termination Date of any Lender that
      --------  -------
is a Non-Consenting Lender to any requested extension pursuant to Section 2.16 shall be the Revolver Termination Date in effect immediately prior to the applicable Extension Date for all purposes of this Agreement.

          "Revolving Credit Advance" means an advance by a Lender to the
           ------------------------
Borrower as part of a Revolving Credit Borrowing and, if the Borrower has made the Term Loan Election in accordance with Section 2.05, includes each such advance that remains outstanding after the Term Loan Conversion Date, and refers to a Base Rate Advance or a Eurodollar Rate Advance (each of which shall be a "Type" of Revolving Credit Advance).
 ----

          "Revolving Credit Borrowing" means a borrowing consisting of
           --------------------------
simultaneous Revolving Credit Advances of the same Type made by each of the Lenders pursuant to Section 2.01(a).

          "Rolling Period" means, in respect of any Fiscal Quarter, such Fiscal
           --------------
Quarter and the three preceding Fiscal Quarters.

          "S&P" means Standard & Poor's Ratings Group, a division of The
           ---
McGraw-Hill Companies, Inc.

          "Subsidiary" of any Person means any corporation, partnership, joint
           ----------
     venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such limited liability company, partnership or joint venture or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Term Loan Conversion Date" has the meaning specified in Section 2.05.
           -------------------------

          "Term Loan Election" has the meaning specified in Section 2.05.
           ------------------

          "Utilization Fee Percentage" means, as of any date prior to the Term
           --------------------------
     Loan Conversion Date that the aggregate Advances exceed 50% of the aggregate Commitments, a percentage per annum determined by reference to the Borrower's Performance Level in effect on such date as set forth below:

           ------------------------------------------------------------
                       Performance           Utilization Fee
                          Level                 Percentage
           ------------------------------------------------------------
            Level 1                               0.100%
           ------------------------------------------------------------
            Level 2                               0.125%
           ------------------------------------------------------------
            Level 3                               0.125%
           ------------------------------------------------------------
            Level 4                               0.125%
           ------------------------------------------------------------
            Level 5                               0.250%
           ------------------------------------------------------------


          "Withdrawal Liability" means liability to a Multiemployer Plan as a
           --------------------
     result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

          SECTION 1.02. Computation of Time Periods. In this Agreement in the
                        ---------------------------
computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

          SECTION 1.03. Accounting Terms. All accounting terms not specifically
                        ----------------
defined herein shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(e) ("GAAP").
                                                      ----

                                   ARTICLE II

                        AMOUNTS AND TERMS OF THE ADVANCES

          SECTION 2.01. The Advances. (a) The Revolving Credit Advances. Each
                        ------------      -----------------------------
Lender severally agrees, on the terms and conditions hereinafter set forth, to make Revolving Credit Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until the earlier of the Revolver Termination Date and the Term Loan Conversion Date in an aggregate amount not to exceed at any time outstanding the amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has become a Lender hereunder pursuant to an Assumption Agreement, the amount set forth as the Commitment of such Lender in such Assumption Agreement or, if such Lender has entered into any Assignment and Acceptance, set forth for such Lender in the Register maintained by the Paying Agent pursuant to Section 8.06(d), as such amount may be reduced pursuant to Section 2.04 (such Lender's "Commitment"), provided that (i) the
                                         ----------    --------
Facility Usage shall not exceed the aggregate amount of the Commitments of the Lenders and (ii) the aggregate amount of the Commitments of the Lenders shall be deemed used from time to time to the extent of the aggregate amount of the Competitive Bid Advances then outstanding and such deemed use of the aggregate amount of the Commitments shall be allocated among the Lenders ratably according to their respective Commitments (such deemed use of the aggregate amount of the Commitments being a "Competitive Bid
                                                        ---------------
Reduction"). Each Revolving Credit Borrowing shall be in an aggregate minimum
---------
amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof and shall consist of Revolving Credit Advances of the same Type made on the same day by the Lenders ratably according to their respective Commitments. Within the limits of each Lender's Commitment, the Borrower may borrow under this Section 2.01(a), prepay pursuant to Section 2.09 and reborrow under this Section 2.01(a).

          (b)  The Competitive Bid Advances. (i) Each Lender severally agrees
               ----------------------------
that the Borrower may make Competitive Bid Borrowings under this Section 2.01(b) from time to time on any Business Day during the period from the date hereof until the date occurring 30 days prior to the earlier of the Revolver Termination Date and the Term Loan Conversion Date in the manner set forth below; provided that, following the making of each Competitive Bid Borrowing,
       --------
the aggregate amount of the Advances then outstanding shall not exceed the aggregate amount of the Commitments of the Lenders (computed without regard to any Competitive Bid Reduction).

          (A) The Borrower, either directly or through the Specified Administrative Agent (as defined in paragraph (B) below), may request a Competitive Bid Borrowing or Competitive Bid Borrowings under this Section 2.01(b) by delivering to the Paying Agent and some or all of the Lenders, by telephone, telex or cable, confirmed immediately in writing or by telecopier, a notice of a Competitive Bid Borrowing or Borrowings (a "Notice of Competitive Bid Borrowing"), in substantially the form of
      -----------------------------------
     Exhibit A-2 or in such other form as the Administrative Agents and the Borrower may agree upon specifying the date and aggregate amount of the proposed Competitive Bid Borrowing, the maturity date for repayment of each Competitive Bid Advance to be made as part of such Competitive Bid Borrowing (which maturity date may not be earlier than the date that is 27 days after the date of such Competitive Bid Borrowing in the case of Eurodollar Rate Advances, may not be later than the date that is 270 days after the date of such Competitive Bid Borrowing in the case of Fixed Rate Advances, and in any case may not be later than the earlier of the Revolver Termination Date and the Term Loan Conversion Date), whether the Lenders should offer to make Fixed Rate Advances or Eurodollar Rate Advances, the interest payment date or dates relating thereto and any other terms to be applicable to such Competitive Bid Borrowing, not later than (1) 11:00 a.m. (New York City time) on the same Business Day as any proposed Competitive Bid Borrowing consisting of Fixed Rate Advances and (2) 12:00 noon (New York City time) at least three Business Days, or, if through the Specified Administrative Agent, 10:00 a.m. (New York City time) at least four Business Days prior to the date of a proposed Competitive Bid Borrowing consisting of Eurodollar Rate Advances.

          (B) Each Lender so notified may, if, in its sole discretion, it elects to do so, irrevocably offer to make one or more Competitive Bid Advances (which Competitive Bid Advances may, subject to the provisos to the first sentence to this Section 2.01(b), have a principal amount exceeding such Lender's Commitment) to the Borrower as part of such proposed Competitive Bid Borrowing at a Fixed Rate or Rates or a margin or margins relative to the Eurodollar Rate, as requested by the Borrower. Each Lender electing to make such an offer shall do so by notifying the Borrower or one of the Administrative Agents, as shall be specified in the Notice of Competitive Bid Borrowing (the "Specified Administrative Agent"), before
                                     ------------------------------
     such time and date as is specified in the Notice of Competitive Bid Borrowing in paragraph (A) above, of the minimum amount and maximum amount of each Competitive Bid Advance that such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amount may exceed such Lender's Commitment), the Fixed Rate or Rates or margin or margins relative to the Eurodollar Rate, as requested by the Borrower, that such Lender would be willing to accept for such Competitive Bid Advance and such Lender's Applicable Lending Office with respect to such Competitive Bid Advance, provided that, if the Specified Administrative Agent in its
              --------
     capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 15 minutes prior to the Borrower's deadline specified in paragraph (A) above on the date on which notice of such election is to be given to such Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Specified Administrative Agent, before such time as is specified in the Notice of Competitive Bid Borrowing on the date on which notice of such election is to be given to the Borrower or the Specified Administrative Agent, as the case may be, by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Advance as part of such Competitive Bid Borrowing, provided that the failure by any
                                                --------
     Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Advance as part of such proposed Competitive Bid Borrowing.

          (C) The Borrower (either directly or through the Specified Administrative Agent) shall, in turn, before such time and date as is specified in the Notice of Competitive Bid Borrowing, either

                 (1) cancel such Competitive Bid Borrowing by giving the Lenders who received notice pursuant to paragraph (A) above notice to that effect, or

                 (2) accept one or more of the offers (or portions of such offers) made by any Lender or Lenders pursuant to paragraph (B) above, in its sole discretion, by giving notice to the applicable Lender or Lenders of the amount of each Competitive Bid Advance to be made by each Lender as part of such Competitive Bid Borrowing, with simultaneous notice thereof to the Paying Agent, and reject any remaining offers made by Lenders pursuant to paragraph (B) above by giving them notice to that effect.

          (D) If the Borrower notifies the Paying Agent that such Competitive Bid Borrowing is canceled pursuant to paragraph (C)(1) above, the Borrower or the Specified Administrative Agent, as the case may be, shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

          (E) If the Borrower accepts one or more of the offers (or portions of such offers) made by any Lender or Lenders pursuant to paragraph (C)(2) above, the Borrower or the Specified Administrative Agent, as the case may be, shall in turn promptly notify each Lender that is to make a Competitive Bid Advance as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Advance to be made by such Lender as part of such Competitive Bid Borrowing.

          (ii) Each Lender that is to make a Competitive Bid Advance as part of a Competitive Bid Borrowing shall, before 12:00 noon (New York City time) on the date of such Competitive Bid Borrowing specified in the Notice of Competitive Bid Borrowing relating thereto, make available for the account of its Applicable Lending Office to the Paying Agent in same day funds, such Lender's ratable portion of such Competitive Bid Borrowing. Upon fulfillment of the applicable conditions set forth in Article III and after receipt by the Paying Agent of such funds, the Paying Agent will make such funds available to the Borrower. Promptly after each Competitive Bid Borrowing, the Paying Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

          (iii) Each Competitive Bid Borrowing shall be in an aggregate principal amount of not less than $1,000,000. Following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitations set forth in the proviso to the first sentence of subsection (i) above.

          (iv)   Within the limits and on the conditions set forth in this
Section 2.01(b), the Borrower may from time to time borrow under this Section 2.01(b), repay or prepay pursuant to subsection (v) below, and reborrow under this Section 2.01(b).

          (v) The Borrower shall repay to the Paying Agent for the account of each Lender that has made, or holds the right to repayment of, a Competitive Bid Advance on the maturity date of each Competitive Bid Advance (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (i)(A) above) the then-unpaid principal amount of such Competitive Bid Advance. The Borrower shall not have any right to prepay any principal amount of any Competitive Bid Advance unless, and then only on the terms, specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection (i)(A) above.

          (vi) The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Advance from and including the date of such Competitive Bid Advance to but excluding the date the principal amount of such Competitive Bid Advance is repaid in full, at the rate of interest for such Competitive Bid Advance (including any rate specified for past due amounts) specified by the Lender making such Competitive Bid Advance in its notice with respect thereto delivered pursuant to subsection (i)(B) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Advance in the related Notice of Competitive Bid Borrowing delivered pursuant to subsection
(i)(A) above.

          (c)    Set Aside of Commitments to Backstop Commercial Paper. At any
                 -----------------------------------------------------
time during which the Borrower has outstanding any Commercial Paper, a portion of the unused Commitments in an aggregate amount equal to the aggregate face amount of such Commercial Paper outstanding at such time shall, without further action on the part of any party, be deemed to be reserved for use as support for the obligations of the Borrower under such Commercial Paper; provided that the
                                                             --------
reservation of Commitments described in this Section 2.01(c) shall terminate upon notice from the Borrower at any time that the Borrower's Commercial Paper is rated at least A2, P2 or F2 by any two of S&P, Moody's or Fitch, respectively. The amount of Commitments so reserved at any time pursuant to this
Section 2.01(c) is referred to herein as the "Commercial Paper Set-Aside
                                              --------------------------
Amount".
------

          SECTION 2.02. Making the Revolving Credit Advances. (a) Each Revolving
                        ------------------------------------
Credit Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, or the Business Day of the proposed Revolving Credit Borrowing in the case of a Revolving Credit Borrowing consisting of Base Rate Advances, by the Borrower to the Paying Agent, which shall give to each Lender prompt notice thereof by telecopier or telex. Each such notice of a Revolving Credit Borrowing (a "Notice of Revolving Credit
                                                --------------------------
Borrowing") shall be by telephone, confirmed immediately in writing, or
---------
telecopier or telex in substantially the form of Exhibit A-1 hereto, specifying therein the requested (i) date of such Revolving Credit Borrowing, (ii) Type of Advances comprising such Revolving Credit Borrowing, (iii) aggregate amount of such Revolving Credit Borrowing, and (iv) in the case of a Revolving Credit Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for each such Revolving Credit Advance. Each Lender shall, before 12:00 noon (New York City time) on the date of such Revolving Credit Borrowing, make available for the account of its Applicable Lending Office to the Paying Agent at the Paying Agent's Account, in same day funds, such Lender's ratable portion of such Revolving Credit Borrowing. After the Paying Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Paying Agent will make such funds available to the Borrower at the Paying Agent's address referred to in Section 8.02.

          (b) Anything in subsection (a) above or Section 2.08 to the contrary notwithstanding,

          (i) if fewer than two Reference Banks furnish timely information to the Paying Agent for determining the Eurodollar Rate for any Eurodollar Rate Advances, (A) the Paying Agent shall forthwith notify the Borrower and the Lenders that the interest rate cannot be determined for such Eurodollar Rate Advances, (B) each such Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance (or if such Advance is then a Base Rate Advance, will continue as a Base Rate Advance), and (C) the obligation of the Lenders to make Eurodollar Rate Advances or to Convert Revolving Credit Advances into Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist,

          (ii) if, with respect to any Eurodollar Rate Advances, the Lenders required to make at least 51% of such Eurodollar Rate Advances notify the Paying Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Rate Advances for such Interest Period, the Paying Agent shall forthwith so notify the Borrower and the Lenders, whereupon (A) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and (B) the obligation of the Lenders to make, or to Convert Revolving Credit Advances into, Eurodollar Rate Advances shall be suspended until the Paying Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and

          (iii) if the Borrower shall select an Interest Period of six months or nine months for any Eurodollar Rate Advances and any Lender shall notify the Paying Agent that the Eurodollar Rate for such Interest Period will not adequately reflect the cost to such Lender of making or funding its Eurodollar Rate Advance for such Interest Period, the Paying Agent shall forthwith so notify such Borrower and the Lenders, whereupon (A) each such Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance, and
     (B) the obligations of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances having an Interest Period of six months or nine months shall be suspended until the Paying Agent shall notify the Borrower and such Lenders that the circumstances causing such suspension no longer exist.

          (c) Each Notice of Borrowing shall be irrevocable and binding on the Borrower and, in respect of any Borrowing comprised of or including Eurodollar Rate Advances specified in such Notice of Borrowing, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender solely as a result of any failure by the Borrower to borrow on the date specified in the Notice of Borrowing for such Borrowing, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Eurodollar Rate Advance to be made by such Lender as part of such Borrowing when such Eurodollar Rate Advance, solely as a result of such failure, is not made on such date. Without prejudice to the survival of any other provision of this Agreement, the provisions of this paragraph shall survive any termination of this Agreement.

          (d) Unless the Paying Agent shall have received notice from a Lender prior to the date of any Revolving Credit Borrowing that such Lender will not make available to the Paying Agent such Lender's ratable portion of such Revolving Credit Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Revolving Credit Borrowing in accordance with subsection (a) of this Section 2.02 and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made available to the Paying Agent on the date of any Revolving Credit Borrowing such Lender's ratable portion of such Borrowing, such Lender agrees, and the Borrower agrees, to pay or repay to the Paying Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Paying Agent, at (in the case of such Lender) the Federal Funds Rate and (in the case of the Borrower) the Base Rate plus the Applicable Margin (provided that such payment at the Federal Funds Rate or the Base Rate (plus the Applicable Margin) with respect to any Eurodollar Rate Advance shall not affect the status of such Advance as a Eurodollar Rate Advance). If such Lender shall pay to the Paying Agent such amount, the amount so paid shall constitute such Lender's Revolving Credit Advance as part of such Revolving Credit Borrowing for purposes of this Agreement from and including the date of such Revolving Credit Borrowing.

          (e) The failure of any Lender to make the Revolving Credit Advance to be made by it as part of any Revolving Credit Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Revolving Credit Advance on the date of such Revolving Credit Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Revolving Credit Advance to be made by such other Lender on the date of any Revolving Credit Borrowing.

          SECTION 2.03. Fees. (a) Facility Fees. The Borrower agrees to pay to
                        ----      -------------
the Paying Agent for distribution to each Lender until the earlier of the Revolver Termination Date and the Term Loan Conversion Date a facility fee (the "Facility Fee") with respect to such Lender's Commitment, at a rate per annum
 ------------
equal to the Facility Fee Percentage from time to time in effect on the aggregate amount of such Lender's Commitment, regardless of usage. The Facility Fees will commence to accrue on the date of execution of this Agreement and will be payable in arrears on (i) the Effective Date, (ii) on the third day of each January, April, July and October and (iii) on the Revolver Termination Date or the Term Loan Conversion Date, as the case may be.

          (b)    Paying Agent's Fees. The Borrower agrees to pay to the Paying
                 -------------------
Agent, for its own account, such fees as may from time to time be agreed between the Borrower and the Paying Agent.

          SECTION 2.04. Termination or Reduction of the Commitments. (a) If the
                        -------------------------------------------
Borrower has not made the Term Loan Election on or prior to the Revolver Termination Date, the Commitments shall be automatically terminated on the Revolver Termination Date. If the Borrower has made the Term Loan Election in accordance with Section 2.05, from time to time after the Term Loan Conversion Date upon each prepayment of the Revolving Credit Advances, the aggregate Commitments of the Lenders under this Agreement shall be automatically and permanently reduced on a pro rata basis by an amount equal to the amount by which the aggregate Commitments of the Lenders under this Agreement immediately prior to such reduction exceeds the aggregate unpaid principal amount of the Revolving Credit Advances outstanding at such time.

          (b) The Borrower shall have the right, upon at least three Business Days' notice to the Administrative Agents, to terminate in whole, or reduce ratably in part (in a minimum principal amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof), the unused portion of the Commitments (such unused portion having been determined after subtracting the Competitive Bid Reduction and the Facility Usage).

          SECTION 2.05. Repayment of Revolving Credit Advances; Term Loan
                        -------------------------------------------------
Election. (a) The Borrower shall, subject to the next succeeding sentence, repay
--------
to the Paying Agent for the account of the Lenders on the Revolver Termination Date the aggregate principal amount of the Advances owing to the Lenders on such date.

          (b) The Borrower may, at any time prior to the Revolver Termination Date and upon not less than 15 days' notice to the Paying Agent, elect (the "Term Loan Election") to convert all of the Revolving Credit Advances
 ------------------
outstanding on the date specified in such notice (the "Term Loan Conversion
                                                       --------------------
Date") into a term loan which the Borrower shall repay in full ratably to the
----
Paying Agent for the account of the Lenders on the Maturity Date; provided that
                                                                  --------
no Default has occurred and is continuing on the date of notice of the Term Loan Election or on the Term Loan Conversion Date.

          SECTION 2.06. Interest on Revolving Credit Advances. The Borrower
                        -------------------------------------
shall pay interest on the unpaid principal amount of each Revolving Credit Advance owing to each Lender from the date of such Revolving Credit Advance until such principal amount shall be paid in full, at the following rates per annum:

          (a)    Base Rate Advances. During such periods as such Revolving
                 ------------------
     Credit Advance is a Base Rate Advance, a rate per annum equal at all times to the sum of (x) the Base Rate in effect from time to time plus (y) the Applicable Margin plus (z) the Utilization Fee Percentage, if any, payable quarterly in arrears on the third day of each January, April, July and October and on the date such Base Rate Advance shall be Converted into a Eurodollar Rate Advance or paid in full; provided that commencing on the
                                              --------
     date and during the continuance of any Event of Default the applicable interest rate for all outstanding Base Rate Advances shall be a rate per annum equal at all times to 2% per annum above the rate otherwise in effect for such Base Rate Advances pursuant to this Section 2.06(a) from time to time.

          (b)    Eurodollar Rate Advances. During such periods as such Revolving
                 ------------------------
     Credit Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each Interest Period for such Advance to the sum of (x) the Eurodollar Rate for such Interest Period plus (y) the Applicable Margin plus (z) the Utilization Fee Percentage, if any, payable on the last day of each Interest Period and, if such Interest Period has a duration of six months or nine months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period, provided
                                                                    --------
     that commencing on the date and during the continuance of any Event of Default the applicable interest rate for all outstanding Eurodollar Rate Advances shall be a rate per annum equal at all times to 2% per annum above the rate otherwise in effect for such Eurodollar Rate Advances pursuant to this Section 2.06(b).

          SECTION 2.07. Interest Rate Determination. (a) Each Reference Bank
                        ---------------------------
agrees to furnish to the Paying Agent timely information for the purpose of determining each Eurodollar Rate. If any one or more of the Reference Banks shall not furnish such timely information to the Paying Agent for the purpose of determining any such interest rate (but at least two Reference Banks shall have furnished such information), the Paying Agent shall determine such interest rate on the basis of timely information furnished by the remaining Reference Banks.

          (b) The Paying Agent shall give prompt notice to the Borrower and the Lenders of the applicable interest rate determined by the Paying Agent for purposes of Section 2.06(a) or (b), and the rate, if any, furnished by each Reference Bank for the purpose of determining the interest rate under Section 2.06(b).

          (c) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Paying Agent will forthwith so notify the Borrower and the Lenders and such Advances will automatically, on the last day of the then existing Interest Period therefor, Convert into Base Rate Advances.

          SECTION 2.08. Conversion of Revolving Credit Advances. (a) The
                        ---------------------------------------
Borrower may on any Business Day, upon notice given to the Paying Agent not later than 11:00 a.m. (New York City time) on the third Business Day prior to the date of the proposed Conversion, and subject to the provisions of Sections 2.02(c), 2.06, 2.07, 2.08(d) and 2.10(c), Convert all or any Revolving Credit Advances of one Type into Advances of the other Type; provided, however, that
                                                      --------  -------
(i) except as provided in Section 2.10(c), any Conversion of any Eurodollar Rate Advances into Base Rate Advances shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Advances and (ii) the Borrower may not Convert any Base Rate Advances into Eurodollar Rate Advances unless such Base Rate Advances are in an aggregate amount not less than $10,000,000. Each such notice of a Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Type and aggregate amount of Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the Interest Period for such Advances.

          (b) Each notice of Conversion shall be irrevocable and binding on the Borrower and, in respect of any notice of Conversion to Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, cost or expense incurred by such Lender solely as a result of any failure to Convert on the date specified in such notice, including any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Eurodollar Rate Advance to be made by such Lender as part of such Conversion when such Eurodollar Rate Advance, solely as a result of such failure, is not made on such date. Without prejudice to the survival of any other provision of this Agreement, the provisions of this paragraph shall survive any termination of this Agreement.

          (c) On the date on which the aggregate unpaid principal amount of Eurodollar Rate Advances having the same Interest Period shall be reduced, by payment or prepayment or otherwise, to less than $10,000,000, such Advances shall automatically Convert into Base Rate Advances.

          (d) Upon the occurrence of any Default and so long as such Default shall continue, (i) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Lenders to make, or to Convert any Advances into, Eurodollar Rate Advances shall be suspended.

          SECTION 2.09. Optional Prepayments of Revolving Credit Advances. The
                        -------------------------------------------------
Borrower may, upon at least two Business Days' notice in the case of Eurodollar Rate Advances, and upon at least one Business Day's notice in the case of Base Rate Advances, to the Paying Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding principal amount of the Revolving Credit Advances comprising part of the same Revolving Credit Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that (x) each partial prepayment
                          --------  -------
pursuant to this Section 2.09 shall be in an aggregate principal amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof and (y) in the event of any such prepayment of a Eurodollar Rate Advance, such prepayment shall either be made on the last day of an Interest Period for such Eurodollar Rate Advance or shall be made together with payment of all amounts required pursuant to Section 8.03(c).

          SECTION 2.10. Increased Costs; Illegality. (a) If, due to either (i)
                        ---------------------------
the introduction of or any change (including any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or change in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agents), pay to the Paying Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Administrative Agents by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (b) If any Lender determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend hereunder and other commitments of this type, then, upon demand by such Lender (with a copy of such demand to the Administrative Agents), the Borrower shall pay to the Paying Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender in the light of such circumstances, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend hereunder. A certificate as to such amounts, submitted to the Borrower and the Administrative Agents by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, as determined by any Lender, or any central bank or other Governmental Authority shall assert that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agents, (i) the obligation of such Lender to make Eurodollar Rate Advances and to Convert Advances into Eurodollar Rate Advances shall terminate and (ii) the Borrower shall forthwith Convert all Eurodollar Rate Advances of such Lender then outstanding into Base Rate Advances in accordance with Section 2.08, except that such Conversion may occur, notwithstanding Section 2.08, other than on the last day of the respective Interest Periods for such Eurodollar Rate Advances, if the Borrower has paid all amounts payable under Section 8.03(c).

                  SECTION 2.11. Payments and Computations. (a) The Borrower
                                -------------------------
shall make each payment hereunder and under the Notes, if any, without set-off or counterclaim, not later than 12:00 noon (New York City time) on the day when due in U.S. dollars to the Paying Agent at the Paying Agent's Account in same day funds. The Paying Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest or facility fees ratably (other than amounts payable pursuant to Section 2.03(b), 2.10, 2.13, 2.16 or 8.03(c)) to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon any Assuming Lender becoming a Lender hereunder as a result of an extension of the Revolver Termination Date pursuant to Section 2.16, and upon the Paying Agent's receipt of such Lender's Assumption Agreement and recording of the information contained therein in the Register, from and after the applicable Extension Date, the Paying Agent shall make all payments hereunder and under any Notes issued in connection therewith in respect of the interest assumed thereby to the Assuming Lender. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 8.06(d), from and after the effective date specified in such Assignment and Acceptance, the Paying Agent shall make all payments hereunder and under the Notes, if any, in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

                  (b) The Borrower hereby authorizes each Lender, if and to the extent payment owed to such Lender is not made when due hereunder or under the Note, if any, held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender any amount so due to such Lender prior to any sharing under Section 2.12. Nothing contained in this subsection
(b) shall impair the obligations of any Lender under Section 2.12, the rights of the Administrative Agents, the Paying Agent or any Lender under Section 8.04 or any other rights and remedies (including other rights of set-off) that the Administrative Agents, the Paying Agent or such Lender may have.

                  (c) All computations of interest based on the Base Rate (when determined pursuant to clause (a) of the definition thereof) and fees shall be made by the Paying Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Base Rate (when determined pursuant to clause (b) or (c) of the definition thereof), the Eurodollar Rate or the Federal Funds Rate shall be made by the Paying Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Paying Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Whenever any payment hereunder or under the Notes, if any, shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of
             --------  -------
interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (e) Unless the Paying Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Paying Agent may assume that the Borrower has made such payment in full to the Paying Agent on such date and the Paying Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Paying Agent, each Lender shall repay to the Paying Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Paying Agent, at the Federal Funds Rate.

                  SECTION 2.12. Sharing of Payments, Etc. If any Lender shall
                                ------------------------
obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Revolving Credit Advances made by it (other than pursuant to Section 2.03(b), 2.10, 2.13, 2.16 or 8.03(c)) in excess of its ratable share of payments on account of the Revolving Credit Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participations in the Revolving Credit Advances made to the other Lenders as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or
                                              --------  -------
any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to each such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.12 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

                  SECTION 2.13. Taxes. (a) Any and all payments by the Borrower
                                -----
hereunder or under any Note shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (including interest, additions to tax, and penalties thereon) imposed by the United States of America or any political subdivision thereof (or, in the event that the Borrower assigns any of its rights or obligations or any interest hereunder or under any Notes, by any foreign country and its political subdivisions in which the assignee is incorporated or is resident), excluding, in the case of each Lender, the Paying Agent and each Administrative
---------
Agent, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Administrative Agent, the Paying Agent or such Lender (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes").
                                                                        -----
If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender, the Paying Agent or either Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.13) such Lender, the Paying Agent or such Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (b) In addition, the Borrower agrees to pay any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any Note or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Note (hereinafter referred to as "Other Taxes").
                                                            -----------

                  (c) The Borrower will indemnify each Lender, the Paying Agent and each Administrative Agent for the full amount of Taxes or Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by such Lender, the Paying Agent or such Administrative Agent (as the case may be) and any liability (including interest, expenses, additions to tax, and penalties) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Payments under this indemnification shall be made within 30 days from the date such Lender, the Paying Agent or such Administrative Agent (as the case may be) makes written demand therefor. However, in the case of any Taxes not required by law to be deducted by the Borrower from or in respect of any sum payable hereunder to any Lender, the Paying Agent or either Administrative Agent, payment under this indemnification must be made by the Borrower only if such written demand has been made within 60 days from the date on which such Lender, the Paying Agent or such Administrative Agent, as the case may be, makes payment of the Taxes to the relevant taxing authority.

                  (d) Within 30 days after the reasonable request therefor by the Paying Agent in connection with any payment of Taxes or Other Taxes, the Borrower will furnish to the Paying Agent, at its address referred to in, or determined pursuant to, Section 8.02, the original or a certified copy of an official receipt from the jurisdiction to which payment is made evidencing payment thereof or, if unavailable, a certificate from the Borrower's treasurer or responsible officer that states that such payment has been made and that sets forth the date and amount of such payment.

                  (e) Prior to or on the Effective Date in the case of each Lender that is a Lender on the Effective Date, and on the date of the Assignment and Acceptance or the Assumption Agreement, as the case may be, pursuant to which it became a Lender in the case of each other Lender, and from time to time thereafter if reasonably requested by the Borrower or the Paying Agent, each Lender organized under the laws of a foreign jurisdiction that is exempt from United States Federal withholding tax, or that is subject to such tax at a reduced rate under an applicable treaty, with respect to payments under this Agreement has provided or is herewith providing the Borrower or the Paying Agent with an Internal Revenue Form W-8BEN or Form W-8ECI or other certificate or document required under United States law to establish entitlement to such exemption or reduced rate. A determination of whether a Lender is exempt from United States Federal withholding tax or is subject to such tax at a reduced rate shall be within the reasonable judgment of the Lender.

                  (f) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.13 shall survive the payment in full of principal and interest hereunder.

                  SECTION 2.14. Evidence of Debt. (a) Each Lender shall maintain
                                ----------------
in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Advance owing to such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower agrees that upon notice by any Lender to the Borrower (with a copy of such notice to the Paying Agent) to the effect that a promissory note or other evidence of indebtedness is required or appropriate in order for such Lender to evidence (whether for purposes of pledge, enforcement or otherwise) the Advances owing to, or to be made by, such Lender, the Borrower shall promptly execute and deliver to such Lender a promissory note or other evidence of indebtedness, in form and substance reasonably satisfactory to the Borrower and such Lender (each a "Note"), payable to the order of such Lender in a principal amount equal to
   ----
the Commitment of such Lender.

                  (b) The Register maintained by the Paying Agent pursuant to
Section 8.06(d) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded (i) the date and amount of each Borrowing made hereunder, the Type of Advances comprising such Borrowing and, if appropriate, the Interest Period applicable thereto, (ii) the terms of each Assignment and Acceptance delivered to and accepted by it, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iv) the amount of any sum received by the Paying Agent from the Borrower hereunder and each Lender's share thereof.

                  (c) Entries made in good faith by the Paying Agent in the Register pursuant to subsection (b) above, and by each Lender in its account or accounts pursuant to subsection (a) above, shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such account or accounts, such Lender, under this Agreement, absent manifest error; provided, however, that the failure of the Paying Agent or such Lender to
       --------  -------
make an entry, or any finding that an entry is incorrect, in the Register or such account or accounts shall not limit or otherwise affect the obligations of the Borrower under this Agreement.

                  SECTION 2.15. Use of Proceeds. The proceeds of the Advances
                                ---------------
shall be available (and the Borrower agrees that it shall use such proceeds) for general corporate purposes of the Borrower and its Subsidiaries.

                  SECTION 2.16. Extension of Termination Date. (a) At least 30
                                -----------------------------
days but not more than 60 days prior to the Revolver Termination Date in effect at any time, the Borrower, by written notice to the Paying Agent, may request an extension of the Revolver Termination Date in effect at such time for a period of 364 days from its then scheduled expiration; provided, however, that the
                                                --------  -------
Borrower shall not have made the Term Loan Election prior to the then scheduled Revolver Termination Date. The Paying Agent shall promptly notify each Lender of such request, and each Lender shall in turn, in its sole discretion, not earlier than 30 days but at least 20 days prior to such Revolver Termination Date, notify the Borrower and the Paying Agent in writing as to whether such Lender will consent to such extension. If any Lender shall fail to notify the Paying Agent and the Borrower in writing of its consent to any such request for extension of the Revolver Termination Date at least 20 days prior to the scheduled occurrence thereof at such time, such Lender shall be deemed to be a Non-Consenting Lender with respect to such request. The Paying Agent shall notify the Borrower not later than 15 days prior to the scheduled Revolver Termination Date in effect at such time of the decision of the Lenders regarding the Borrower's request for an extension of the Revolver Termination Date.

                  (b) If all of the Lenders consent in writing to any such request in accordance with subsection (a) of this Section 2.16, the Revolver Termination Date shall, effective as at the Revolver Termination Date otherwise in effect at such time (the "Extension Date"), be extended for a period of 364
                             --------------
days from such Extension Date; provided that on each Extension Date, no Default
                               --------
shall have occurred and be continuing, or shall occur as a consequence thereof and the giving of a request for extension shall constitute a representation and warranty by the Borrower that the representations and warranties contained in
Section 4.01 are correct in all material respects on and as of the date of such notice and on such Extension Date, as though made on and as of such dates. If Lenders holding at least a majority in interest of the aggregate Commitments at such time consent in writing to any such request in accordance with subsection
(a) of this Section 2.16, the Revolver Termination Date in effect at such time shall, effective as at the applicable Extension Date, be extended as to those Lenders that so consented (each a "Consenting Lender") but shall not be extended
                                   -----------------
as to any other Lender (each a "Non-Consenting Lender"). To the extent that the
                                ---------------------
Revolver Termination Date is not extended as to any Lender pursuant to this
Section 2.16 and the Commitment of such Lender is not assumed in accordance with subsection (c) of this Section 2.16 on or prior to the applicable Extension Date, the Commitment of such Non-Consenting Lender shall automatically terminate in whole on such unextended Revolver Termination Date without any further notice or other action by the Borrower, such Lender or any other Person; provided that
                                                                  --------
such Non-Consenting Lender's rights under Sections 2.10, 2.13, 8.03 and 8.07, and its obligations under Section 7.05, shall survive the Revolver Termination Date for such Lender as to matters occurring prior to such date. It is understood and agreed that no Lender shall have any obligation whatsoever to agree to any request made by the Borrower for any requested extension of the Revolver Termination Date.

                  (c) If Lenders holding at least a majority in interest of the aggregate Commitments at any time consent to any such request pursuant to subsection (a) of this Section 2.16, the Borrower may arrange for one or more Consenting Lenders or other Eligible Assignees (each such Eligible Assignee that accepts an offer to assume a Non-Consenting Lender's Commitment as of the applicable Extension Date being an "Assuming Lender") to assume, effective as of
                                    ---------------
the Extension Date, any Non-Consenting Lender's Commitment and all of the obligations of such Non-Consenting Lender under this Agreement thereafter arising, without recourse to or warranty by, or expense to, such Non-Consenting Lender; provided,
                                                                       --------
however, that the amount of the Commitment of any such Assuming Lender as a
-------
result of such substitution shall in no event be less than $10,000,000 unless the amount of the Commitment of such Non-Consenting Lender is less than $10,000,000, in which case such Assuming Lender shall assume all of such lesser amount; and provided further that:
            -------- -------

                  (i) any such Consenting Lender or Assuming Lender shall have paid to such Non-Consenting Lender (A) the aggregate principal amount of, and any interest accrued and unpaid to the effective date of the assignment on, the outstanding Revolving Credit Advances, if any, of such Non-Consenting Lender plus (B) any accrued but unpaid Facility
                                    ----
         Fees owing to such Non-Consenting Lender as of the effective date of such assignment;

                  (ii) all additional costs reimbursements, expense reimbursements and indemnities payable to such Non-Consenting Lender, and all other accrued and unpaid amounts owing to such Non-Consenting Lender hereunder, as of the effective date of such assignment shall have been paid to such Non-Consenting Lender; and

                  (iii) with respect to any such Assuming Lender, the applicable processing and recordation fee required under Section 8.06(a) for such assignment shall have been paid;

provided further that such Non-Consenting Lender's rights under Sections 2.10,
-------- -------
2.13, 8.03 and 8.07, and its obligations under Section 7.05, shall survive such substitution as to matters occurring prior to the date of substitution. At least three Business Days prior to any Extension Date, (A) each such Assuming Lender, if any, shall have delivered to the Borrower and the Paying Agent an assumption agreement, in form and substance satisfactory to the Borrower and the Paying Agent (an "Assumption Agreement"), duly executed by such Assuming Lender, such
           --------------------
Non-Consenting Lender, the Borrower and the Paying Agent, (B) any such Consenting Lender shall have delivered confirmation in writing satisfactory to the Borrower and the Paying Agent as to the increase in the amount of its Commitment and (C) each Non-Consenting Lender being replaced pursuant to this
Section 2.16 shall have delivered to the Paying Agent any Note or Notes held by such Non-Consenting Lender. Upon the payment or prepayment of all amounts referred to in clauses (i), (ii) and (iii) of the immediately preceding sentence, each such Consenting Lender or Assuming Lender, as of the Extension Date, will be substituted for such Non-Consenting Lender under this Agreement and shall be a Lender for all purposes of this Agreement, without any further acknowledgment by or the consent of the other Lenders, and the obligations of each such Non-Consenting Lender hereunder shall, by the provisions hereof, be released and discharged.

                  (d) If all of the Lenders (after giving effect to any assumptions pursuant to subsection (c) of this Section 2.16) consent in writing to a requested extension (whether by execution or delivery of an Assumption Agreement or otherwise) not later than one Business Day prior to such Extension Date, the Paying Agent shall so notify the Borrower, and, so long as no Default shall have occurred and be continuing as of such Extension Date, or shall occur as a consequence thereof, the Revolver Termination Date then in effect with respect to the Commitments of such Consenting Lenders and Assuming Lenders shall be extended for the 364-day period described in subsection (a) of this Section 2.16, and all references in this Agreement, and in the Notes, if any, to the "Revolver Termination Date" shall, with respect to each Consenting Lender and
 -------------------------
each Assuming Lender for such Extension Date, refer to the Revolver Termination Date as so extended. Promptly following each Extension Date, the Paying Agent shall notify the Lenders (including, without limitation, each Assuming Lender) of the extension of the scheduled Revolver Termination Date in effect immediately prior thereto and shall thereupon record in the Register the relevant information with respect to each such Consenting Lender and each such Assuming Lender.

                                   ARTICLE III

                     CONDITIONS TO EFFECTIVENESS AND LENDING

                  SECTION 3.01. Conditions Precedent to Effectiveness of Section
                                ------------------------------------------------
2.01. Section 2.01 of this Agreement shall become effective on and as of the
----
first date (the "Effective Date") on which the following conditions precedent
                 --------------
have been satisfied:

                  (a) There shall have occurred no Material Adverse Change since February 2, 2002.

                  (b) There shall exist no action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect other than the matters described on Schedule 3.01(b) hereto (the "Disclosed Litigation") or (ii) purports to affect
                              --------------------
         the legality, validity or enforceability of this Agreement or any Note or the consummation of the transactions contemplated hereby, and there shall have been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

                  (c) Nothing shall have come to the attention of the Lenders during the course of their due diligence investigation to lead them to believe that the Information Memorandum was or has become misleading, incorrect or incomplete in any material respect; without limiting the generality of the foregoing, the Lenders shall have been given such access to the management, records, books of account, contracts and properties of the Borrower and its Subsidiaries as they shall have requested.

                  (d) All governmental and third party consents and approvals necessary in connection with the transactions contemplated hereby shall have been obtained (without the imposition of any conditions that are not acceptable to the Lenders) and shall remain in effect, and no law or regulation shall be applicable in the reasonable judgment of the Lenders that restrains, prevents or imposes materially adverse conditions upon the transactions contemplated hereby.

                  (e) The Borrower shall have notified each Lender and the Agents in writing as to the proposed Effective Date.

                  (f) The Borrower shall have paid all accrued fees and expenses of the Agents and the Lenders (including the accrued fees and expenses of counsel to the Agents).

                  (g) On the Effective Date, the following statements shall be true and the Agents shall have received for the account of each Lender a certificate signed by a duly authorized officer of the Borrower, dated the Effective Date, stating that:

                      (i)   The representations and warranties contained in
                  Section 4.01 are correct on and as of the Effective Date, and

                      (ii) No event has occurred and is continuing that constitutes a Default.

                  (h) The Agents shall have received on or before the Effective Date the following, each dated such day, in form and substance satisfactory to the Agents and in sufficient copies for each Lender:

                      (i) The Guarantee Agreement, duly executed by each Guarantor existing on the Effective Date.

                      (ii) Certified copies of the resolutions of the Board of Directors of the Borrower approving this Agreement, certified copies of the resolutions of the Board of Directors of each Guarantor approving the Guarantee Agreement and of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the other Loan Documents.

                      (iii) A certificate of the Secretary or an Assistant
                  Secretary of the Borrower and each Guarantor certifying the names and true signatures of the officers of the Borrower or such Guarantor, as applicable, authorized to sign this Agreement, each other Loan Document to which it is a party and the other documents to be delivered hereunder or thereunder.

                      (iv) A favorable opinion of Paul W. Heldman, Senior Vice
                  President, Secretary and General Counsel for the Borrower, substantially in the form of Exhibit D hereto and as to such other matters as any Lender through the Agents may reasonably request.

                      (v) A favorable opinion of Shearman & Sterling, counsel for the Agents, in form and substance satisfactory to the Agents.

                  (i) The termination of the commitments of the lenders and the payment in full of all Debt outstanding under (i) the 364-Day Credit Agreement dated as of May 23, 2001 among the Borrower, the lenders parties thereto, Citibank and The Chase Manhattan Bank, as administrative agents, and Bank of America, N.A., Bank One, NA and The Bank of New York, as co-syndication agents, and (ii) the Loan Agreement dated as of March 11, 1998, amended and restated as of December 18, 1998, among Fred Meyer, Inc., as borrower, the lenders parties thereto, Chase Securities Inc., as lead arranger and book manager, Bankers Trust Company, as administrative agent, The Chase Manhattan Bank, as syndication agent, and NationsBank of Texas, N.A. and Salomon Brothers Holding Co Inc., as co-documentation agents.

                  SECTION 3.02. Conditions Precedent to Each Revolving Credit
                                ---------------------------------------------
Borrowing. The obligation of each Lender to make a Revolving Credit Advance on
---------
the occasion of each Revolving Credit Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and on the date of such Revolving Credit Borrowing (a) the following statements shall be true (and each of the giving of the applicable Notice of Revolving Credit Borrowing and the acceptance by the Borrower of the proceeds of such Revolving Credit Borrowing shall constitute a representation and warranty by the Borrower that on the date of such Borrowing such statements are true):

                  (i)  the representations and warranties contained in Section
         4.01 are correct in all material respects on and as of the date of such Revolving Credit Borrowing, before and after giving effect to such Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date, and

                  (ii) no event has occurred and is continuing, or would result from such Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default;

and (b) the Agents shall have received such other approvals, opinions or documents as any Lender through the Agents may reasonably request.

                  SECTION 3.03. Determinations Under Section 3.01. For purposes
                                ---------------------------------
of determining compliance with the conditions specified in Section 3.01, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lenders unless an officer of any Agent responsible for the transactions contemplated by this Agreement shall have received notice from such Lender prior to the date that the Borrower, by notice to the Lenders, designates as the proposed Effective Date, specifying its objection thereto. The Agents shall promptly notify the Lenders of the occurrence of the Effective Date.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  SECTION 4.01. Representations and Warranties of the Borrower.
                                ----------------------------------------------
The Borrower represents and warrants as follows:

                  (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio. Each Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

                  (b) The execution, delivery and performance by the Borrower and each Guarantor of this Agreement and the Notes, if any, delivered hereunder, in the case of the Borrower, or the Guarantee Agreement, in the case of each Guarantor, and the consummation of the transactions contemplated hereby, are within the Borrower's or such Guarantor's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Borrower's or such Guarantor's charter, regulations or by-laws, as applicable, or (ii) law or any contractual restriction binding on or affecting the Borrower or such Guarantor.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Borrower of this Agreement or the Notes, if any, delivered hereunder, or by any Guarantor of the Guarantee Agreement, except for those authorizations, approvals, actions, notices and filings listed on Schedule 4.01(c) hereto, all of which have been duly obtained, taken, given or made and are in full force and effect.

                  (d) This Agreement has been, and each of the Notes, if any, will have been, duly executed and delivered by the Borrower. The Guarantee Agreement has been duly executed and delivered by each Guarantor. This Agreement and the Guarantee Agreement are, and each of the Notes, when delivered hereunder, will be, the legal, valid and binding obligation of the Borrower and each Guarantor party thereto, as the case may be, enforceable against the Borrower and such Guarantor,as the case may be, in accordance with their respective terms.

                  (e) The Consolidated balance sheet of the Borrower and its Subsidiaries as at February 2, 2002, and the related Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the Fiscal Year then ended, accompanied by an opinion of PricewaterhouseCoopers LLP, independent public accountants, copies of which have been furnished to each Lender, fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated results of the operations of the Borrower and its Subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied. Since February 2, 2002, there has been no Material Adverse Change.

                  (f) There is no pending or threatened action, suit, investigation, litigation or proceeding affecting the Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect (other than the Disclosed Litigation) or (ii) purports to affect the legality, validity or enforceability of the Loan Documents or the consummation of the transactions contemplated hereby and thereby, and there has been no adverse change in the status, or financial effect on the Borrower or any of its Subsidiaries, of the Disclosed Litigation from that described on Schedule 3.01(b) hereto.

                  (g) Neither the Borrower nor any Guarantor is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any Advance will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

                  (h) Neither the Borrower nor any Guarantor is (i) an "investment company", within the meaning of the Investment Company Act of 1940, as amended or (ii) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                                    ARTICLE V

                            COVENANTS OF THE BORROWER

                  SECTION 5.01. Affirmative Covenants. So long as any Advance
                                ---------------------
shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a) Compliance with Laws, Etc. Comply, and cause each of its
                      -------------------------
         Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and Environmental Laws.

                  (b) Payment of Taxes, Etc. Pay and discharge, and cause each
                      ---------------------
         of its Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien upon its property; provided, however, that neither the Borrower nor any of its
         --------  -------
         Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained.

                  (c) Maintenance of Insurance. Maintain, and cause each of its
                      ------------------------
         Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates; provided, however, that the
                                               --------  -------
         Borrower and its Subsidiaries may self-insure to the same extent as other companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates and to the extent consistent with prudent business practice.

                  (d) Preservation of Corporate Existence, Etc. Preserve and
                      ----------------------------------------
         maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Borrower and its Subsidiaries may
         --------  -------
         consummate any merger or consolidation permitted under Section 5.02(b) and provided further that neither the Borrower nor any of its
             -------- -------
         Subsidiaries shall be required to preserve any right or franchise if a Responsible Officer of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lenders.

                  (e) Visitation Rights. At any reasonable time and from time to
                      -----------------
         time, permit any Agent or any of the Lenders or any agents or representatives thereof, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their officers or directors and with their independent certified public accountants.

                  (f) Keeping of Books. Keep, and cause each of its Subsidiaries
                      ----------------
         to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

                  (g) Maintenance of Properties, Etc. Maintain and preserve all
                      ------------------------------
         of its properties in good working order and condition, ordinary wear and tear excepted, and maintain all necessary licenses and permits if, in each case, failure to so maintain and preserve would result in a Material Adverse Effect.

                  (h) Reporting Requirements.  Furnish to the Lenders:
                      ----------------------

                      (i) as soon as available and in any event within 50 days
                  after the end of each of the first three quarters of each Fiscal Year of the Borrower, Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by a Financial Officer of the Borrower as having been prepared in accordance with generally accepted accounting principles and certificates of a Financial Officer of the Borrower as to compliance with the terms of this Agreement and setting forth in reasonable detail the calculations necessary to demonstrate compliance with Section 5.03, provided that in the event of any change in
                                     --------
                  generally accepted accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                           (ii) as soon as available and in any event within 100 days after the end of each Fiscal Year of the Borrower, a copy of the annual audit report for such year for the Borrower and its Subsidiaries, containing Consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such Fiscal Year and Consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders by PricewaterhouseCoopers LLP or other independent public accountants acceptable to the Required Lenders, provided that in the event of any change in generally accepted
                  --------
                  accounting principles used in the preparation of such financial statements, the Borrower shall also provide, if necessary for the determination of compliance with Section 5.03, a statement of reconciliation conforming such financial statements to GAAP;

                           (iii) as soon as possible and in any event within
                  five days after the occurrence of each Default continuing on the date of such statement, a statement of a Financial Officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto;

                           (iv) promptly after the sending or filing thereof, copies of all quarterly and annual reports and proxy solicitations that the Borrower sends to any of its securityholders, and copies of all reports on Form 8-K that the Borrower or any Subsidiary files with the Securities and Exchange Commission (other than reports on Form 8-K filed solely for the purpose of incorporating exhibits into a registration statement previously filed with the Securities and Exchange Commission);

                           (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Borrower or any of its Subsidiaries of the type described in Section 4.01(f); and

                           (vi) such other information respecting the Borrower or any of its Subsidiaries as any Lender through the Agents may from time to time reasonably request.

                  The financial statements required to be delivered pursuant to clauses (i) and (ii) and the reports required to be delivered pursuant to clause (iv) of this Section 5.01(h) shall be deemed to have been delivered on the date on which the same have been posted on the SEC's website at www.sec.gov; provided
                                                           -----------  --------
                  that the Borrower shall deliver paper copies of the reports referred to in clauses (i), (ii) and (iv) above to the Agent or any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by the Agent or such Lender.

                  (i)      Guarantors. Cause (i) each Material Subsidiary
                           ----------
         organized under the laws of the United States of America or any political subdivision thereof created or acquired by it from time to time and (ii) each Subsidiary that is not a Material Subsidiary immediately prior to becoming such a Material Subsidiary to undertake the obligation of and to become a Guarantor pursuant to the Guarantee Agreement pursuant to one or more instruments or agreements satisfactory in form and substance to the Paying Agent.

                  SECTION 5.02.  Negative Covenants.  So long as any Advance
                                 ------------------
shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will not:

                  (a) Liens, Etc. Create or suffer to exist, or permit any of
                      ----------
         its Subsidiaries to create or suffer to exist, any Lien on or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its Subsidiaries to assign, any right to receive income, other than:

                      (i) Liens on any property or assets of any corporation existing at the time such corporation becomes a Subsidiary provided that such Lien does not extend to any other property
                  --------
                  of the Borrower or any of its Subsidiaries;

                      (ii) Liens on any property or assets (including stock) existing at the time of acquisition of such property or assets by the Borrower or any of its Subsidiaries, or Liens to secure the payment of all or any part of the purchase price of such property or assets (including stock), upon the acquisition of such property or assets by the Borrower or any of its Subsidiaries or to secure Debt incurred, assumed or guaranteed by the Borrower or any of its Subsidiaries for the purpose of financing all or any part of the purchase price of such property or in the case of real property, construction or improvements thereon or attaching to property substituted by the Borrower to obtain the release of a Lien on other property of the Borrower on which a Lien then exists, which Debt is incurred, assumed or guaranteed prior to, at the time of, or within 18 months after such acquisition (or in the case of real property, completion of construction (including any improvements on an existing asset) or commencement of full operations at such property, whichever is later (which in the case of a retail store is the opening of the store for business to the public)), provided that in the case of any
                                            --------
                  such acquisition, construction or improvement, the Lien shall not apply to any other property or assets theretofore owned by the Borrower or any of its Subsidiaries;

                      (iii) Liens securing Debt owing by any Subsidiary of the
                  Borrower to the Borrower or to another Subsidiary of the Borrower;

                      (iv) Liens on any property or assets of the Borrower or any of its Subsidiaries in favor of the United States of America or any State thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof, or in favor of any other country, or any political subdivision thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any Debt incurred or guaranteed for the purpose of financing all or any part of the purchase price (or, in the case of real property, the cost of construction) of the property or assets subject to such Liens (including, but not limited to, Liens incurred in connection with pollution control, industrial revenue or similar financing);

                      (v) Liens existing on properties or assets of the Borrower or any of its Subsidiaries existing on the Effective Date and described on Schedule 5.02(a); provided that such
                                                          --------
                  Liens shall secure only those obligations which they secure on the Effective Date or any extension, renewal or replacement thereof;

                      (vi) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses (i) to (v), inclusive; provided that such extension, renewal or replacement shall be limited to all or a part of the property or assets which secured the Lien so extended, renewed or replaced (plus improvements and construction on real property);

                      (vii) Liens imposed by law, such as mechanics', workmen's, repairmen's, materialmen's, carriers' warehouseman's, vendors', or other similar Liens arising in the ordinary course of business of the Borrower or any of its Subsidiaries, or governmental (federal, state or municipal) Liens arising out of contracts for the sale of products or services by the Borrower or any of its Subsidiaries, or deposits or pledges to obtain the release of any of the foregoing Liens;

                           (viii) pledges, Liens or deposits under worker's
                  compensation laws or similar legislation and Liens or judgments thereunder which are not currently dischargeable, or in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Borrower or any of its Subsidiaries is a party, or to secure the public or statutory obligations of the Borrower or any of its Subsidiaries, or in connection with obtaining or maintaining self insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or to secure surety, appeal or customs bonds to which the Borrower or any of its Subsidiaries is a party, or in litigation or other proceedings such as, but not limited to, interpleader proceedings, and other similar pledges, Liens or deposits made or incurred in the ordinary course of business;

                           (ix) Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Borrower or any of its Subsidiaries, with respect to which the Borrower or such Subsidiary is in good faith prosecuting an appeal or proceedings for review or for which the time to make an appeal has not yet expired; or final unappealable judgment Liens which are satisfied within 30 days of the date of judgment; or Liens incurred by the Borrower or any of its Subsidiaries for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Borrower or such Subsidiary is a party;

                           (x) Liens for taxes or assessments of governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings; landlord's Liens on property held under lease; and any other Liens or charges incidental to the conduct of the business of the Borrower or any of its Subsidiaries or the ownership of the property or assets of any of them which were not incurred in connection with the borrowing of money or the obtaining of advances or credit and which do not, in the opinion of the Borrower, materially impair the use of such property or assets in the operation of the business of the Borrower or such Subsidiary or the value of such property or assets for the purposes of such business; or

                           (xi)   Liens not permitted by the foregoing clauses
                  (i) to (x), inclusive, if at the time of, and after giving effect to, the creation or assumption of such Lien, the aggregate amount of all Debt of the Borrower and its Subsidiaries secured by all Liens not so permitted by the foregoing clauses (i) through (x) above does not exceed 10% of the total assets from time to time before giving effect to the LIFO reserve of the Borrower and its Subsidiaries on a Consolidated basis.

                  (b) Mergers, Etc. Merge or consolidate with or into any
                      ------------
         Person, or permit any of its Subsidiaries to do so, except that any Subsidiary of the Borrower may merge or consolidate with or into any other Subsidiary of the Borrower, and except that any Subsidiary of the Borrower or any other Person may merge into the Borrower or into any other Person (so long as the surviving corporation is a Subsidiary of the Borrower), provided, in each case, that no Default shall have
                        --------
         occurred and be continuing at the time of such proposed transaction or would result therefrom.

                  (c) Accounting Changes. Make or permit, or permit any of its
                      ------------------
         Subsidiaries to make or permit, any significant change in accounting policies or reporting practices, except as required by generally accepted accounting principles; provided, however, that the Borrower
                                         --------  -------
         may make or permit its Subsidiaries to make any changes in accounting policies or reporting practices in order to conform to any policies or practices of Fred Meyer, Inc. and its Subsidiaries or to conform any policies or practices of Fred Meyer, Inc., or its Subsidiaries to those of Borrower or its Subsidiaries. The parties acknowledge that the Borrower and its Subsidiaries may change their fiscal years to conform the fiscal years of the Borrower and its Subsidiaries (including Fred Meyer, Inc. and its Subsidiaries).

                  (d) Sales, Etc. of Assets. Sell, lease, transfer or otherwise
                      ---------------------
         dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, except (i) dispositions of assets in the ordinary course of its business, (ii) in a transaction authorized by subsection (b) of this Section, (iii) pursuant to sale-leaseback transactions for not less than fair market value, (iv) in a transaction with any Subsidiary that is, or as a result of such transaction becomes, a Material Subsidiary and (v) sales of assets for fair value, provided that the aggregate value of such
                                   --------
         assets sold, leased, transferred or otherwise disposed of pursuant to clause (v) during the term of this Agreement shall not be greater than 10% of the total assets from time to time before giving effect to the LIFO reserve of the Borrower and its Subsidiaries on a Consolidated basis.

                  SECTION 5.03. Financial Covenants. So long as any Advance
                                -------------------
shall remain unpaid or any Lender shall have any Commitment hereunder, the Borrower will:

                  (a) Leverage Ratio. Maintain a ratio (determined as of the
                      --------------
         last day of each Fiscal Quarter for the Rolling Period ending on such day) of (i) Net Debt on such day to (ii) the sum of (A) Consolidated EBITDA for such Rolling Period and (B) from and after the making of any investment or acquisition, the Acquired EBITDA for such Rolling Period for any Acquired Entity so invested in or acquired (determined as of the last day of the Acquired Entity Fiscal Quarter ending during such Rolling Period) of not greater than: 3.50:1.00.

                  (b) Fixed Charge Coverage Ratio. Maintain a Fixed Charge
                      ---------------------------
         Coverage Ratio (determined as of the last day of any Fiscal Quarter for the Rolling Period ending on such day) of not less than 1.70:1.00.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following
                                -----------------
events ("Events of Default") shall occur and be continuing:
         -----------------

                  (a) The Borrower shall fail to pay any principal of any Advance when the same becomes due and payable; or the Borrower shall fail to pay any interest on any Advance or make any other payment of fees or other amounts payable under this Agreement or any Note within three Business Days after the same becomes due and payable; or

                  (b) Any representation or warranty made by the Borrower herein or by the Borrower (or any of its officers) in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

                  (c) (i) The Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 5.01(d), (e) or (h),
         5.02 or 5.03, or (ii) the Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by any Agent or any Lender; or

                  (d) The Borrower or any of its Subsidiaries shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $50,000,000 in the aggregate (but excluding Debt outstanding hereunder) of the Borrower or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

                  (e) The Borrower or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower or any of its Subsidiaries seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Borrower or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (e); or

                  (f) Any judgment or order for the payment of money in excess of $50,000,000 shall be rendered against the Borrower or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; provided, however, that any such
                                            --------  -------
         judgment or order shall not be an Event of Default under this Section 6.01(f) if and for so long as (i) the amount of such judgment or order is covered by a valid and binding policy of insurance between the defendant and the insurer covering payment thereof and (ii) such insurer, which shall be rated at least "A" by A.M. Best Company, has been notified of, and has not disputed the claim made for payment of, the amount of such judgment or order; or

                  (g) Any non-monetary judgment or order shall be rendered against the Borrower or any of its Subsidiaries that could be reasonably expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (h) Any Change in Control shall have occurred; or

                  (i) A Reportable Event or Reportable Events, or a failure to make a required installment or other payment (within the meaning of Section 412(n)(l) of the Internal Revenue Code), shall have occurred with respect to any Plan or Plans that reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or to a Plan in an aggregate amount exceeding $50,000,000 and, within 30 days after the Borrower has provided written notice of any such Reportable Event to the Administrative Agents, the Administrative Agents shall have notified the Borrower in writing that (i) the Required Lenders have determined that, on the basis of such Reportable Event or Reportable Events or the failure to make a required payment, there are reasonable grounds (A) for the termination of such Plan or Plans by the PBGC, (B) for the appointment by the appropriate United States District Court of a trustee to administer such Plan or Plans or
         (C) for the imposition of a lien in favor of a Plan and (ii) as a result thereof an Event of Default exists hereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan or Plans; or the PBGC shall institute proceedings (including giving notice of intent thereof) to terminate any Plan or Plans; or

                  (j) (i) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan, (ii) the Borrower or such ERISA Affiliate does not have reasonable grounds for contesting such Withdrawal Liability or is not in fact contesting such Withdrawal Liability in a timely and appropriate manner and (iii) the amount of the Withdrawal Liability specified in such notice, when aggregated with all other amounts required to be paid to Multiemployer Plans in connection with Withdrawal Liabilities (determined as of the date or dates of such notification), either (A) exceeds $100,000,000 or requires payments exceeding $50,000,000 in any year or (B) is less than $100,000,000 but any Withdrawal Liability payment remains unpaid 30 days after such payment is due (unless such Withdrawal Liability is being contested in good faith by the Borrower or any ERISA Affiliate); or

               (k) the Borrower or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, if solely as a result of such reorganization or termination the aggregate contributions of the Borrower and its ERISA Affiliates to all Multiemployer Plans that are then in reorganization or have been or are being terminated have been or will be increased over the amounts required to be contributed to such Multiemployer Plans for their most recently completed plan years by an amount exceeding $50,000,000; or

               (l) this Agreement, any Note or any Guarantee Agreement shall not be for any reason, or shall be asserted by the Borrower or any Guarantor party thereto (except as otherwise expressly provided in this Agreement or Section 11 of the Guarantee Agreement) not to be, in full force and effect and enforceable in all material respects in accordance with its terms;

then, and in any such event, the Agents (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender to make Advances to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Advances, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Advances, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that in the
                                             --------  -------
event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (A) the obligation of each Lender to make Advances shall automatically be terminated and (B) the Advances, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VII

                                   THE AGENTS

               SECTION 7.01. Authorization and Action. Each Lender hereby
                             ------------------------
appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement as are delegated to the Agents by the terms hereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement or collection of the Advances), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that no Agent shall be required to
                          --------  -------
take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

               SECTION 7.02. Agent's Reliance, Etc. No Agent nor any of its
                             ---------------------
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agents: (i) may treat the Lender which made any Advance as the holder of the Debt resulting therefrom until the Paying Agent receives and accepts an Assumption Agreement entered into by an Assuming Lender as provided in Section 2.16, or an Assignment and Acceptance entered into by such Lender, as assignor, and an Eligible Assignee, as assignee, as provided in Section 8.06; (ii) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) make no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier, telegram or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          SECTION 7.03. Citibank, JPMorgan Chase and Affiliates. With respect to
                        ---------------------------------------
its Commitment, the Advances made by it and any Note or Notes issued to it, each of Citibank and JPMorgan Chase shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not an Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include each of Citibank and JPMorgan Chase in its individual capacity. Each of Citibank and JPMorgan Chase and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, the Borrower, any of its Subsidiaries and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if it were not an Agent and without any duty to account therefor to the Lenders.

          SECTION 7.04. Lender Credit Decision. Each Lender acknowledges that it
                        ----------------------
has, independently and without reliance upon any Agent or any other Lender and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          SECTION 7.05. Indemnification. The Lenders agree to indemnify the
                        ---------------
Agents in their capacity as such (to the extent not reimbursed by the Borrower without limiting the obligations of the Borrower to do so), ratably according to the respective principal amounts of the Revolving Credit Advances then owing to each of them (or if no Revolving Credit Advances are at the time outstanding or if any Revolving Credit Advances are then owing to Persons that are not Lenders, ratably according to the respective amounts of their Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against any Agent in any way relating to or arising out of this Agreement or any action taken or omitted by such Agent under this Agreement (collectively, the "Indemnified Costs"), provided that no Lender shall be liable for any portion of
 -----------------    --------
the Indemnified Costs resulting from such Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse each Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by such Agent in connection with the preparation, execution, delivery, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, to the extent that such Agent is not reimbursed for such expenses by the Borrower. In the case of any investigation, litigation or proceeding giving rise to any Indemnified Costs, this Section 7.05 applies whether any such investigation, litigation or proceeding is brought by any Agent, any Lender or a third party.

                  SECTION 7.06. Successor Agents. The Administrative Agents and
                                ----------------
the Paying Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent or Paying Agent, as the case may be. If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                                  ARTICLE VIII

                                  MISCELLANEOUS

                  SECTION 8.01. Waivers; Amendments, Etc. (a) No failure or
                                ------------------------
delay on the part of the Administrative Agents, the Paying Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuation of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agents, the Paying Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below (other than a waiver of the minimum amount of Commitment assumed by an Assuming Lender pursuant to Section 2.16 or by an Eligible Assignee pursuant to Section 8.03, which may be waived by unilateral consent of the Borrower), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or (ii) in the case of the Guarantee Agreement, pursuant to an agreement or agreements in writing entered into by the Guarantors and the Paying Agent and consented to by the Required Lenders; provided, however, that no such
                                                --------  -------
agreement shall (A) change the principal amount of any Advance, extend the final scheduled maturity of any Advance, extend the scheduled date for payment (but not prepayments) of principal of or interest on any Advance (other than as provided in Sections 2.05 and 2.16), forgive any such payment or any part thereof or reduce the rate of interest on any Advance, in each case without the prior written consent of each Lender affected thereby, (B) increase the amount or extend the termination date of the Commitment of any Lender or reduce or extend the date for payment of the Facility Fees or other amounts payable under this Agreement to any Lender, in each case without the prior written consent of such Lender or (C) amend or modify the provisions of this Section 8.01(b) or
Section 8.05 or the definition of the term "Required Lenders" without the prior written consent of each Lender; and provided further that no such agreement
                                    -------- -------
shall amend, modify or otherwise affect the rights or duties of the Administrative Agents or the Paying Agent hereunder without the prior written consent of the Administrative Agents or the Paying Agent, respectively.

                  SECTION 8.02. Notices, Etc. Except as otherwise expressly
                                -------
permitted herein, notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, as follows:

                  (a) If to the Borrower, to it at The Kroger Co., 1014 Vine Street, Cincinnati, Ohio 45202, Attention of Mr. Scott M. Henderson (Telecopy No. (513) 762-4454); with a copy to Mr. Paul W. Heldman
                                        --------------
         (Telecopy No. (513) 762-4935).

                  (b) If to Citibank in its capacity as an Administrative Agent or Paying Agent, to it at 399 Park Avenue, New York, NY 10043, Attention of Marc Merlino (Telecopy No. (212) 816-8156); with a copy to Bank Loan Syndications, Two Penns Way, New Castle, Delaware 19720, Attention of Brian Maxwell. If to JPMorgan Chase in its capacity as an Administrative Agent, to it at 270 Park Avenue, New York, New York 10017, Attention of Ms. . Teri Streusand (Telecopy No. (212) 270-5646).

                  (c) If to a Lender, at its address (or telecopy number) as set forth on Schedule 2.01 or in the Assumption Agreement or Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in Section 8.02 or in accordance with the latest unrevoked direction from such party given in accordance with this Section
8.02. The Administrative Agents shall deliver to the Borrower a copy of each Administrative Questionnaire received by it.

                  SECTION 8.03. Expenses; Indemnity. (a) The Borrower agrees to
                                -------------------
pay (i) the reasonable fees, disbursements and other charges of counsel for the Administrative Agents and the Paying Agent incurred in connection with the preparation of this Agreement and the other Loan Documents or in connection with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions hereby contemplated shall be consummated) and
(ii) all reasonable out-of-pocket expenses incurred by the Administrative Agents, the Paying Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents or in connection with the Advances, including the reasonable fees, disbursements and other charges of Shearman & Sterling, counsel for the Administrative Agents and the Paying Agent, in connection with any such enforcement or protection and the reasonable fees, disbursements and other charges of any other counsel for the Administrative Agents, the Paying Agent or any Lender. The Borrower further agrees that it shall indemnify the Administrative Agents, the Paying Agent and the Lenders from, and hold them harmless against, any documentary taxes, assessments or similar charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or any Note.

                  (b) The Borrower agrees to indemnify the Administrative Agents, the Paying Agent and each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee")
                                                                  ----------
against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, disbursements and other charges, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (ii) the use of the proceeds of the Advances or
(iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto, provided that such
                                                             --------
indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

                  (c) If any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, as a result of any Conversion, payment pursuant to Section 2.05, prepayment pursuant to clause (ii) of the proviso to Section 2.09(a) or acceleration of the maturity of the Advances pursuant to Section 6.01 or for any other reason, the Borrower shall, upon demand by any Lender (with a copy of such demand to the Administrative Agents), pay to the Paying Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, costs or expenses that such Lender may incur as a result of such payment, including any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

                  (d) The provisions of this Section 8.03 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Advances, the invalidity or unenforceability of any term or provision of this Agreement, or any investigation made by or on behalf of the Administrative Agents, the Paying Agent or any Lender. All amounts due under this Section 8.03 shall be payable on written demand therefor.

                  SECTION 8.04. Right of Set-off. If an Event of Default shall
                                ----------------
have occurred and be continuing, each Lender is hereby authorized, in addition to any other right or remedy that any Lender may have by operation of law or otherwise, at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to exercise its banker's lien or right of setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and any Note held by such Lender, irrespective of whether such Lender shall have made any demand under this Agreement or any Note and although such obligations may be unmatured.

                  SECTION 8.05. Binding Effect. This Agreement shall become
                                --------------
effective (other than Section 2.01, which shall only become effective upon satisfaction of the conditions precedent set forth in Section 3.01) when it shall have been executed by the Borrower, the Administrative Agents and the Paying Agent and when the Paying Agent shall have been notified by each Initial Lender that such Initial Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agents, the Paying Agent and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 8.06. Successors and Assigns. (a) Subject to Section
                                ----------------------
8.05, whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Administrative Agents, the Paying Agent or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

                  (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitments and the Advances at the time owing to it); provided, however, that (i) except in the case of an assignment to a Lender or
--------  -------
an Affiliate of a Lender, each of the Administrative Agents and the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld); provided further, however, the consent of the
                           -------- -------  -------
Borrower shall not be required if a Default has occurred and is continuing on the date of the Assignment and Acceptance, (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agents) shall not be less than $5,000,000 (or an amount equal to the remaining balance of such Lender's Commitment), (iii) the parties to each such assignment shall execute and deliver to the Paying Agent (with a copy to the other Administrative Agent) an Assignment and Acceptance, together with a processing and recordation fee of $3,500 (except that such fee shall not be required with respect to assignments to Affiliates), and (iv) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agents an Administrative Questionnaire. Each assignment shall be of a constant, and not a varying, percentage of the assigning Lender's rights and obligations under this Agreement (other than any right to make Competitive Bid Advances and Competitive Bid Advances owing to it). Upon acceptance and recording pursuant to paragraph
(e) of this Section 8.06, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof and in no event shall precede the date of such recording, (i) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, shall have the rights and obligations of a Lender under this Agreement and (ii) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto, but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 8.03, as well as to any Facility Fees accrued for its account and not yet paid). Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Bid Advances made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Advances so retained until such Advances have been repaid in full in accordance with this Agreement.

                  (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim created by it and that its Commitment, and the outstanding balances of its Advances, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto;
(iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Acceptance and copies of the most recent financial statements delivered pursuant to Section 5.01(h) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Administrative Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee confirms that it is an Eligible Assignee;
(vii) such assignee appoints and authorizes the Administrative Agents and the Paying Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agents and the Paying Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (viii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (d) The Paying Agent shall maintain at its address referred to in, or determined pursuant to, Section 8.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the
                                                     --------
recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time and whether such Lender is a Lender on the Effective Date, or the assignee of such a Lender or an Assuming Lender. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Paying Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee representing that it is an Eligible Assignee, together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above to the extent required under paragraph (b) above and the written consent (to the extent required under paragraph (b) above), of the Administrative Agents and the Borrower, the Administrative Agents shall (i) accept such Assignment and Acceptance, (ii) in the case of the Paying Agent, record the information contained therein in the Register and (iii) give prompt notice thereof to the Lenders. No assignment shall be effective unless it has been recorded in the Register as provided in this paragraph (e).

          (f) Each Lender may, without the consent of the Borrower or the Administrative Agents, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Advances owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall
--------  -------
remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.10, 2.13 and 8.03 to the same extent as if they were Lenders (provided that the Borrower shall not be required to reimburse
                   --------
the participating banks or other entities pursuant to Section 2.10, 2.13 or 8.03 in an amount that exceeds the amount that would have been payable thereunder to such Lender had such Lender not sold such participation) and (iv) the Borrower, the Administrative Agents, the Paying Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower and to approve any amendment, modification or waiver of any provision of this Agreement (provided
                                                                      --------
that the participating bank or other entity may be provided with the right to approve amendments, modifications or waivers affecting it with respect to (A) any decrease in the Facility Fees payable hereunder with respect to Commitments in which the participating bank or other entity has purchased a participation,
(B) any change in the amount of principal of, or decrease in the rate at which interest is payable on, the Advances in which the participating bank or other entity has purchased a participation or (C) any extension of the final scheduled maturity of any Advance in which the participating bank or other entity has purchased a participation.

                  (g) Notwithstanding the limitations set forth in paragraph (b) above, any Lender may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank without the prior written consent of the Borrower or the Administrative Agents, provided that no such assignment
                                           --------
shall release a Lender from any of its obligations hereunder or substitute any such Bank for such Lender as a party hereto.

                  (h) The Borrower may, with the prior written consent of the Administrative Agents, replace any of the Lenders with one or more assignees, provided (i) that the Lender being replaced has been paid in full for all
--------
Advances made by such Lender and all other amounts accrued or due to such Lender hereunder, (ii) that the full amount of the Commitments remain unchanged and
(iii) that the percentages of the total Commitments allocated to the Lenders (other than any replaced Lenders) remain unchanged unless prior written consent from any such affected Lenders has been obtained. Upon any such replacement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.13 and 8.03, as well as to any Facility Fees accrued for its account under Section 2.03 and not yet paid.

                  (i)   In the event that:

                  (i) any Lender shall have refused (and shall not have retracted such refusal) to make available any Advance on its part to be made available hereunder, other than solely as a result of the failure of any condition set forth in Article III to be satisfied (such condition not having been effectively waived in accordance with the terms hereof);

                  (ii) any Lender shall have notified either the Administrative Agents or the Borrower (and shall not have retracted such notification) that it does not intend to comply with any of its obligations hereunder, other than solely as a result of the failure of any condition set forth in Article III to be satisfied (such condition not having been effectively waived in accordance with the terms hereof);

                  (iii) (A) a receiver, trustee, conservator or other custodian shall have been appointed with respect to any Lender or its property at the direction or request of any Governmental Authority or (B) an order, action, process or proceeding of the type contemplated by paragraph (e) of Section 6.01 shall be commenced by or against such Lender (or such Lender shall have consented to the entry of any such order, action, process or proceeding); or

                  (iv) any Lender shall make demand upon the Borrower for any amount pursuant to Section 2.10 or 2.13;

the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agents (A) to require such Lender, and such Lender hereby agrees, to use commercially reasonable efforts to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 8.06(b)) all the interests, rights and obligations of such Lender to an assignee; provided, however, that (1) no such assignment shall conflict with
             --------  -------
any law, rule or regulation or order of any Governmental Authority and (2) the Borrower or such assignee, as the case may be, shall pay to such Lender in same day funds on the date of such assignment the principal of and interest accrued on the date of payment on the Advances made by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder or (B) to replace such Lender with one or more assignees, provided, in the case of this
                                                   --------
clause (B), (1) that the Lender being replaced has been paid in full for all Advances made by such Lender and all other amounts accrued or due to such Lender hereunder, (2) that the full amount of the Commitments remains unchanged and (3) that the percentage of the total Commitments allocated to the Lenders (other than any replaced Lenders) remains unchanged unless prior written consent from such Lenders has been obtained, (4) no Default shall have occurred and be continuing, (5) the replacement Lender is acceptable to the Paying Agent and (6) if such replacement Lender is not an existing Lender, the Borrower shall have paid the Paying Agent a processing and recordation fee of $3,500. Upon any assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10,
2.13 and 8.03, as well as to any fees accrued for its account under Section 2.03 and not yet paid.

                  (j) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle
               ---------------
(an "SPC") of such Granting Lender, identified as such in writing from time to
     ---
time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement provided that (i) nothing herein shall constitute a commitment to make
          --------
any Advance by any SPC and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Advance, the Granting Lender shall be obligated to make such Advance pursuant to the terms hereof. The making of an Advance by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Advance were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any payment under this Agreement for which a Lender would otherwise be liable, for so long as, and to the extent, the related Granting Lender makes such payment. In furtherance of the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 8.06, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Advances to its Granting Lender or to any financial institutions (if consented to by the Borrower and the Administrative Agent) providing liquidity and/or credit facilities to or for the account of such SPC to fund the Advances made by such SPC or to support the securities (if any) issued by such SPC to fund such Advances and (ii) disclose on a confidential basis any non-public information relating to its Advances to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

                  SECTION 8.07. Confidentiality. Unless otherwise agreed to in
                                ---------------
writing by the Borrower, each Administrative Agent, the Paying Agent and each Lender hereby agree to keep all Proprietary Information (as defined below) confidential and not to disclose or reveal any Proprietary Information to any Person other than such Administrative Agent's, the Paying Agent's or such Lender's directors, officers, employees, Affiliates and agents and to actual or potential assignees and participants, and then only on a confidential basis; provided, however, that either Administrative Agent, the Paying Agent or any
--------  -------
Lender may disclose Proprietary Information (a) as required by law, rule, regulation or judicial process or in connection with any litigation or other proceeding relating to this Agreement (provided that the applicable Person shall give the Borrower notice of such disclosure on the same day on which it determines such disclosure to be necessary and in any event prior to such disclosure to the extent not prohibited by law, and if prior notice is prohibited by law, shall give notice of such disclosure as promptly as is legally permitted), (b) to its attorneys and accountants or (c) as requested or required by any state, or Federal or foreign authority or examiner regulating banks or banking. For purposes of this Agreement, the term "Proprietary
                                                            -----------
Information" shall include all information about the Borrower or any of its
-----------
Affiliates that has been furnished by the Borrower or any of its Affiliates, whether furnished before or after the Effective Date, and regardless of the manner in which it is furnished; provided, however, that Proprietary Information
                                 --------  -------
does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by either Administrative Agent, the Paying Agent or any Lender not permitted by this Agreement, (ii) was available to either Administrative Agent, the Paying Agent or any Lender on a nonconfidential basis prior to its disclosure by either Administrative Agent, the Paying Agent or such Lender by the Borrower or any of its Affiliates or
(iii) becomes available to either Administrative Agent, the Paying Agent or any Lender on a nonconfidential basis from a Person other than the Borrower or its Affiliates who, to the best knowledge of either Administrative Agent, the Paying Agent or such Lender, as the case may be, is not otherwise bound by a confidentiality agreement with the Borrower or any of its Affiliates, or is not otherwise prohibited from transmitting the information to either Administrative Agent, the Paying Agent or such Lender.

                  SECTION 8.08. Governing Law. This Agreement shall be governed
                                -------------
by, and construed in accordance with, the laws of the State of New York.

                  SECTION 8.09. Execution in Counterparts. This Agreement may be
                                -------------------------
executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 8.10. Jurisdiction; Consent to Service of Process. (a)
                                -------------------------------------------
The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

                  (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.02. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Agents and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of any Agent or any Lender in the negotiation, administration, performance or enforcement thereof.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  THE KROGER CO.


                                  By  /s/ Scott M. Henderson
                                     --------------------------
                                     Title: Treasurer

                                  CITIBANK, N.A., as Administrative Agent and as Paying Agent

                                  By  /s/ Steven R. Victorin
                                     --------------------------
                                     Title: Vice President

                                  JPMORGAN CHASE BANK, as
                                  Administrative Agent

                                  By  /s/ Teri Streusand
                                     --------------------------
                                     Title: Vice President

                                 Initial Lenders
                                 ---------------

Commitment                    Administrative Agents
----------                    ---------------------

$ 82,669,000                                  CITIBANK, N.A.

                                              By /s/ Steven R. Victorin
                                                 -------------------------------
                                                 Title: Vice President

$106,820,000                                  JPMORGAN CHASE BANK

                                              By /s/ Teri Streusand
                                                 -------------------------------
                                                 Title: Vice President

                              Co-Syndication Agents
                              ---------------------

$117,188,000                                  BANK OF AMERICA, N.A.

                                              By /s/ Amy Krovocheck
                                                 -------------------------------
                                                 Title: Vice President

$ 94,460,000                                  BANK ONE, NA

                                              By /s/ Catherine A. Muszynski
                                                 -------------------------------
                                                 Title: Director

                              Senior Managing Agents
                              ----------------------

$ 50,000,000                                  THE BANK OF TOKYO-MITSUBISHI, LTD.
                                              CHICAGO BRANCH

                                              By /s/ Shinichiro Munechika
                                                 -------------------------------
                                                 Title: Deputy General Manager

$ 35,227,000                                  UNION BANK OF CALIFORNIA

                                              By /s/ Timothy P. Streb
                                                 -------------------------------
                                                 Title: Vice President

$ 78,125,000                                  COOPERATIEVE CENTRALE RAIFFEISEN-
                                              BOERENLEENBANK B.A. "RABOBANK
                                              NEDERLAND" NEW YORK BRANCH

                                              By /s/ David W. Nelson
                                                 -------------------------------
                                                 Title: Managing Director

                                              By /s/ Edward J. Peyser
                                                 -------------------------------
                                                  Title: Managing Director

$  85,227000                                 THE ROYAL BANK OF SCOTLAND

                                             By  /s/ Jayne Seaford
                                                --------------------------------
                                                Title: Senior Vice President

$ 85,227,000                                 FIRSTAR BANK, N.A.

                                             By  /s/ Derek S. Roudebush
                                                --------------------------------
                                                Title: Vice President

$ 63,920,000                                 BNP PARIBAS

                                             By  /s/ Kristin R. Carlton
                                                --------------------------------
                                                Title: Vice President

                                             By  /s/ Christine L. Howatt
                                                --------------------------------
                                                Title: Director

$ 56,818,000                                 COBANK, ACB

                                             By  /s/ Candace A. Roper
                                                --------------------------------
                                                Title: Senior Vice President

$ 56,818,000                                 WELLS FARGO BANK, NATIONAL
                                             ASSOCIATION

                                             By  /s/ Scott Miller
                                                --------------------------------
                                                Title: Vice President

                                             By  /s/ Melissa Nachman
                                                --------------------------------
                                                Title: Vice President

$ 49,716,500                                 FIFTH THIRD BANK

                                             By  /s/ Kevin Jones
                                                --------------------------------
                                                Title: Vice President

$ 42,613,500                                 THE BANK OF NEW YORK

                                             By  /s/ William M. Barnum
                                                --------------------------------
                                                Title: Vice President

$ 42,613,500                                 WACHOVIA BANK, NATIONAL ASSOCIATION

                                             By  /s/ Anthony D. Braxton
                                                --------------------------------
                                                Title: Director

$58,239,000                                 THE BANK OF NOVA SCOTIA

                                            By /s/ N. Bell
                                               ---------------------------------
                                                Title: Senior Manager



                                    Co-Agents
                                    ---------

$28,409,000                                 COMERICA BANK

                                            By /s/ Jennifer Pugliano
                                               ---------------------------------
                                                Title: Account Officer


$28,409,000                                 SUMITOMO MITSUI BANKING CORPORATION

                                            By /s/ Robert H. Riley III
                                               ---------------------------------
                                                Title: Senior Vice President



                                     Lenders
                                     -------

$14,205,000                                 FLEET NATIONAL BANK

                                            By /s/ Judith C. E. Kelly
                                               ---------------------------------
                                                Title: Managing Director


$9,943,000                                  MELLON BANK, N.A.

                                            By /s/ Louis E. Flori
                                               ---------------------------------
                                                Title: Vice President


$14,205,000                                 NATIONAL CITY BANK

                                            By /s/ Joseph L. Kwasny
                                               ---------------------------------
                                                Title: Vice President


$14,205,000                                 THE NORINCHUKIN BANK, NEW YORK
                                            BRANCH

                                            By /s/ Fumiaki Ono
                                               ---------------------------------
                                                Title: General Manager


$15,000,000                                 KBC BANK, N.V.

                                            By /s/ Robert Snauffer
                                               ---------------------------------
                                                Title: First Vice President

                                            By /s/ William Cavanaugh
                                               ---------------------------------
                                                Title: Vice President

$7,102,000                                  PNC BANK, NATIONAL ASSOCIATION

                                            By /s/ Jeffrey L. Stein
                                               ---------------------------------
                                                Title: Vice President


$10,000,000                                 AMSOUTH BANK

                                            By /s/ Betty Parker
                                               ---------------------------------
                                                Title: Vice President


$2,841,000                                  HIBERNIA BANK

                                            By /s/ Andrew B. Booth III
                                               ---------------------------------
                                                Title: Vice President


$1,250,000,000    Total of Commitments

                                                                      SCHEDULE I
                                                                  THE KROGER CO.
                                                        364-DAY CREDIT AGREEMENT
                                                      APPLICABLE LENDING OFFICES

Name of  Initial Lenders            Domestic Lending Office            Eurodollar Lending Office
------------------------------------------------------------------------------------------------
AMSOUTH BANK                        315 Deaderick Street               315 Deaderick Street
                                    Nashville, TN 37237                Nashville, TN  37237
                                    Betty Parker                       Betty Parker
                                    Tel: (615) 790-4405                Tel: (615) 790-4405
                                    Fax: (615) 748-2731                Fax: (615) 748-2731

BANK OF AMERICA, N.A.               901 Main Street                    901 Main Street
                                    Dallas, TX  75202                  Dallas, TX  75202
                                    Portfolio Management               Portfolio Management
                                    Tel: (214) 209-0978                Tel: (214) 209-0978
                                    Fax: (214) 209-0905                Fax: (214) 209-0905

THE BANK OF NEW YORK                One Wall Street                    One Wall Street
                                    New York, NY 10286                 New York, NY 10286
                                    Diane Burgess                      Diane Burgess
                                    Tel: (212) 635-1311                Tel: (212) 635-1311
                                    Fax: (212) 635-1481                Fax: (212) 635-1481

THE BANK OF NOVA SCOTIA             600 Peachtree St., NE              600 Peachtree St., NE
                                    Suite 2700                         Suite 2700
                                    Atlanta, GA 30308                  Atlanta, GA 30308
                                    Shannon Law                        Shannon Law
                                    Tel: (404) 877-1561                Tel: (404) 877-1561
                                    Fax: (404) 888-8998                Fax: (404) 888-8998

THE BANK OF TOKYO-                  227 West Monroe Street             227 West Monroe Street
MITSUBISHI, LTD.,                   Suite 2300                         Suite 2300
CHICAGO BRANCH                      Chicago, IL 60606                  Chicago, IL 60606
                                    Cheryl Lyons/Vigi Luz              Cheryl Lyons/Vigi Luz
                                    Tel: (212) 782-4709/4702           Tel: (212) 782-4709/4702
                                    Fax:                               Fax:

BANK ONE, N.A.                      1 Bank One Plaza                   1 Bank One Plaza
                                    Chicago, IL 60670                  Chicago, IL  60670
                                    Ed Milka                           Ed Milka
                                    Tel: (312) 732-7611                Tel: (312) 732-7611
                                    Fax: (312) 732-2715                Fax: (312) 732-2715

BNP PARIBAS                         919 Third Avenue, 3/rd/ Floor      919 Third Avenue, 3/rd/ Floor
                                    New York, NY 10019                 New York, NY  10019
                                    Louis Oberti                       Louis Oberti
                                    Tel: (212) 471-6629                Tel: (212) 471-6629
                                    Fax: (212) 471-6695                Fax: (212) 471-6695

CITIBANK, N.A.                      Two Penns Way, Suite 200           Two Penns Way, Suite 200
                                    New Castle, DE 19720               New Castle, DE 19720
                                    Brian Maxwell                      Brian Maxwell
                                    Tel: (302) 894-6023                Tel: (302) 894-6023
                                    Fax: (302) 894-6120                Fax: (302) 894-6120

COMERICA BANK                       500 Woodward Avenue,               500 Woodward Avenue,
                                    MC3268                             MC3268
                                    Detroit, MI 48226                  Detroit, MI 48226
                                    Stacie McVeigh                     Stacie McVeigh
                                    Tel: (313) 222-4515                Tel: (313) 222-4515
                                    Fax: (313) 222-9514                Fax: (313) 222-9514

FIFTH THIRD BANK                    38 Fountain Square Plaza           38 Fountain Square Plaza
                                    Cincinnati, OH 45263               Cincinnati, OH 45263
                                    Judy Brown                         Judy Brown
                                    Tel: (513) 579-4224                Tel: (513) 579-4224
                                    Fax: (513) 534-0875                Fax: (513) 534-0875

FIRSTAR BANK, N.A.                  Firstar Tower                      Firstar Tower
                                    425 Walnut Street 8/th/ Floor      425 Walnut Street 8/th/ Floor
                                    Cincinnati, OH 45202               Cincinnati, OH 45202
                                    Rachel Mueller                     Rachel Mueller
                                    Tel: (902) 426-7464                Tel: (902) 426-7464
                                    Fax: (902) 426-7993                Fax: (902) 426-7993

WACHOVIA BANK,                      201 South College Street           One First Union Center,
NATIONAL ASSOCIATION                Charlotte, NC 28288-0745           Charlotte, NC 28288-0745
                                    Todd Tucker                        Todd Tucker
                                    Tel: (704) 382-0905                Tel: (704) 382-0905
                                    Fax: (704) 383-7999                Fax: (704) 383-7999

JPMORGAN CHASE                      1 Chase Manhattan Plaza            1 Chase Manhattan Plaza
BANK                                8th floor                          8th floor
                                    New York, NY 10081                 New York, NY 10081
                                    Teri Streusand                     Teri Streusand
                                    Tel: (212) 270-9803                Tel: (212) 270-9803
                                    Fax: (212) 270-5646                Fax: (212) 270-5646

KBC N.V.                            KBC, N.V.,                         KBC, N.V.,
                                    New York Branch                    Cayman Islands Branch
                                    125 West 55th Street               125 West 55th Street
                                    New York, NY 10019                 New York, NY 10019
                                    Rose Pagan                         Rose Pagan
                                    Tel: (212) 541-0657                Tel: (212) 541-0657
                                    Fax: (212) 956-5581                Fax: (212) 956-5581

MELLON BANK, N.A.                   Three Mellon Bank Center           Three Mellon Bank Center
                                    Room 1203                          Room 2305
                                    Pittsburgh, PA 15259-0003          Pittsburgh, PA 15259-0003
                                    Richard Bouchard                   Richard Bouchard
                                    Tel: (412) 234-5767                Tel: (412) 234-5767
                                    Fax: (412) 234-6124                Fax: (412) 234-6124

THE NORINCHUKIN BANK,               245 Park Avenue, 29/th/ Floor      245 Park Avenue, 29/th/ Floor
NEW YORK BRANCH                     New York, NY 10167                 New York, NY 10167
                                    Mei-Yuk Lai                        Mei-Yuk Lai
                                    Tel: (212) 697-1717                Tel: (212) 697-1717
                                    Fax: (212) 808-4188                Fax: (212) 808-4188

PNC BANK, NATIONAL                  201 East Fifth Street              201 East Fifth Street
ASSOCIATION                         Cincinnati, OH 45201               Cincinnati, OH 45201
                                    C. Joseph Richardson               C. Joseph Richardson
                                    Tel: (513) 651-8688                Tel: (513) 651-8688
                                    Fax: (513) 651-8957                Fax: (513) 651-8957

RABOBANK NEDERLAND                  c/o Rabo Support Services, Inc.    c/o Rabo Support Services, Inc.
                                    10 Exchange Place, 16/th/ Floor    10 Exchange Place, 16/th/ Floor
                                    Jersey City, NY 07302              Jersey City, NY 07302
                                    Ann McDonough                      Ann McDonough
                                    Tel: (201) 499-5200                Tel: (201) 499-5200
                                    Fax: (201) 499-5326                Fax: (201) 499-5326

SUMITOMO MITSUI                     277 Park Avenue                    277 Park Avenue
BANKING CORPORATION                 New York, NY 10172                 New York, NY 10172
                                    Courtney Whitlock                  Courtney Whitlock
                                    Tel: (212) 224-4335                Tel: (212) 224-4335
                                    Fax: (212) 224-5197                Fax: (212) 224-5197

COBANK, ACB                         5500 S. Quebec St.                 5500 S. Quebec St.
                                    Greenwood Village, CO 80111        Greenwood Village, CO 80111
                                    D Moran                            D. Moran
                                    Tel: (303) 740-4033                Tel: (303) 740-4033
                                    Fax: (303) 740-4021                Fax: (303) 740-4021

THE ROYAL BANK OF
SCOTLAND

WELLS FARGO, NATIONAL               230 West Monroe Street             230 West Monroe Street
ASSOCIATION                         Suite 2900                         Suite 2900
                                    Chicago, IL 60606                  Chicago, IL 60606
                                    Steven Buehler                     Steven Buehler
                                    Tel: (312) 553-6651                Tel: (312) 553-6651
                                    Fax: (312) 553-4783                Fax: (312) 553-4783

FLEET NATIONAL BANK

NATIONAL CITY BANK                  155 East Broad Street              155 East Broad Street
                                    Columbus, OH 43251                 Columbus, OH 43251
                                    Thomasena McCox                    Thomasena McCox
                                    Tel: (614) 463-8335                Tel: (614) 463-8335
                                    Fax: (614) 463-8572                Fax: (614) 463-8572

UNION BANK OF                       1980 Saturn Street                 1980 Saturn Street
CALIFORNIA                          Monterey Park, CA 91755            Monterey Park, CA 91755
                                    Ruby Gonzales                      Ruby Gonzales
                                    Tel: (323) 720-7055                Tel: (323) 720-7055
                                    Fax: (323) 724-6198                Fax: (323) 724-6198

HIBERNIA BANK

                                SCHEDULE 3.01(b)
                              DISCLOSED LITIGATION

On November 29, 2001, a lawsuit titled Wade, et al. v. The Kroger Co., et al., was filed in the U.S. District Court, Western District of Kentucky, Louisville Division, against The Kroger Co. The complaint, filed by several former and present management and hourly employees, alleges that Kroger discriminates against African-Americans in compensation, selection, and promotion. The plaintiffs, on behalf of themselves and all other African-American persons similarly situated, are seeking declaratory and injunctive relief, as well as compensatory and punitive damages and attorneys' fees.

The case is in the earliest stages of discovery, which currently is ordered to close on March 1, 2003. At this stage of the proceedings, the Company is unable to express any opinion on whether a class will be certified, or whether a Material Adverse Effect is reasonably likely.

                                SCHEDULE 5.02(a)

                                 Permitted Liens

1 The following list represents all IRB properties where the bond is secured by the property.

     BOND NAME                                           FACE AMOUNT
     ---------                                           -----------

     Rome-Floyd County, GA                                  $3,500,000.00
     Halls Crossroads, TN (Knox Co.)                        $3,400,000.00
                                                            -------------
     Subtotal                                               $6,900,000/00


2. Assignments and interests in intellectual property existing on the date hereof which would not reasonably be likely to result in a Material Adverse Effect.

3.  Mortgages in association with the following debt issuances:

     BOND NAME                                           FACE AMOUNT
     ---------                                           -----------

     8.50% First Mortgage Bonds                              8,510,000.00
     8.73% First Mortgage Bonds                             24,608,000.00
     9.27% First Mortgage Bonds                             35,620,000.00
     7.88% First Mortgage Bonds                             30,580,000.00
     Atlanta Dairy                                           8,500,000.00
     Topvalco                                                  860,670.00
     10.23% Mortgage Notes (Manuco)                         50,721,088.54
     Secured Finance Inc.                                  605,665,127.00
     GA-335                                                  2,129,718.00
     Helmling Properties                                     2,372,950.00
     E-776                                                   2,800,000.00
     N-893                                                   3,597,445.00
     L-762                                                   1,000,000.00
     N-348                                                   1,250,000.00
                                                           --------------
     Subtotal                                              778,214,998.54

4.  Dillon Co. Mortgages, as shown below:

     LENDOR                                              FACE AMOUNT
     ------                                              -----------

     National Life                                             868,000.00
     National Life                                             963,000.00
     National Life                                             720,000.00
     American United Life                                      842,249.00
     Indianapolis Life                                         421,251.00
     Minnesota Mutual Life                                     842,249.00
     Ohio National Life Assurance                              421,251.00
     Salkeld & Co.                                           2,876,000.00
                                                             ------------
     Subtotal                                                7,954,000.00

     LENDOR                                              FACE AMOUNT
     ------                                              -----------

     United of Omaha Life                                       4,057,483.00
     United of Omaha Life                                         917,000.00
     Aetna Life                                                13,500,000.00
     Penn Mutual                                               15,500,000.00
     Protective Life                                            1,750,000.00
     Nationwide Employers                                       2,900,000.00
     Nationwide Employers                                       4,100,000.00
     Nationwide Life                                            6,575,000.00
     Nationwide Life                                            8,300,000.00
     Nationwide Life                                            6,150,000.00
     Jefferson Pilot Life                                       4,850,000.00
     Jefferson Pilot Life                                       4,250,000.00
     Minnesota Mutual Life                                     10,032,906.30
                                                               -------------
     Subtotal                                                  82,882,389.30

5   Fred Meyer, Inc. Lines are set forth below:

     LENDOR                                              FACE AMOUNT
     ------                                              -----------

     G & M Smith                                                2,700,000.00
     J & F Erwin                                                   26,687.45
     WF - Nationwide                                           15,038,208.51
     Grand Rapids                                                 185,212.64
     IBM                                                        5,821,579.00
                                                                ------------
     Subtotal                                                  23,771,687.60

6   Ralphs Grocery Company Lines are set forth below:

     LENDOR                                              FACE AMOUNT
     ------                                              -----------

     Note #354                                                    916,000.00
     IBM/Heller                                                   198,000.00
     Adams & Vermont                                            4,486,000.00
                                                                ------------
     Subtotal                                                   5,600,000.00

7   Sale Leaseback of leasehold improvements:

     LENDOR                                              FACE AMOUNT
     ------                                              -----------

     Fleet & Syndicate                                            132,000.00
                                                         -------------------
     TOTAL                                                   $898,555,075.44
                                                         -------------------

     Permitted Lien Amount                               ===================

                                                 EXHIBIT A-1 - FORM OF NOTICE OF
                                                      REVOLVING CREDIT BORROWING

Citibank, N.A., as Paying Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below
  Two Penns Way

  New Castle, DE 19720                        [Date]

                Attention:  Bank Loan Syndications

Ladies and Gentlemen:

          The undersigned, The Kroger Co., refers to the 364-Day Credit Agreement, dated as of May 22, 2002 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein
     ----------------
defined), among the undersigned, certain Lenders parties thereto, Citibank, N.A., as Administrative Agent and as Paying Agent for said Lenders, JPMorgan Chase Bank, as Administrative Agent for said Lenders, and Bank of America, N.A., Bank One, NA and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch and Union Bank of California, N.A., as co-syndication agents, and hereby gives you notice, irrevocably, pursuant to Section 2.02 of the Credit Agreement that the undersigned hereby requests a Revolving Credit Borrowing under the Credit Agreement, and in that connection sets forth below the information relating to such Revolving Credit Borrowing (the "Proposed Revolving Credit Borrowing") as
                                      -----------------------------------
required by Section 2.02(a) of the Credit Agreement:

          (i) The Business Day of the Proposed Revolving Credit Borrowing is _______________, 200_.

          (ii) The Type of Advances comprising the Proposed Revolving Credit Borrowing is [Base Rate Advances] [Eurodollar Rate Advances].

          (iii) The aggregate amount of the Proposed Revolving Credit Borrowing is $_______________.

          [(iv)   The initial Interest Period for each Eurodollar Rate Advance made as part of the Proposed Revolving Credit Borrowing is _____ month[s].]

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Revolving Credit Borrowing:

          (A) the representations and warranties contained in Section 4.01 of the Credit Agreement are correct, before and after giving effect to the Proposed Revolving Credit Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;
          (B) no event has occurred and is continuing, or would result from such Proposed Revolving Credit Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

          (C) the aggregate amount of the Proposed Revolving Credit Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders less Facility Usage.

                                                  Very truly yours,

                                                  THE KROGER CO.


                                                  By____________________
                                                     Title:

                                                 EXHIBIT A-2 - FORM OF NOTICE OF
                                                       COMPETITIVE BID BORROWING

____________________, as Agent
  for the Lenders parties
  to the Credit Agreement
  referred to below

  _______________________                              [Date]
  _______________________



                   Attention: _______________

Ladies and Gentlemen:

          The undersigned, The Kroger Co., refers to the 364-Day Credit Agreement, dated as of May 22, 2002 (as amended or modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein
     ----------------
defined), among the undersigned, certain Lenders parties thereto, Citibank, N.A., as Administrative Agent and as Paying Agent for said Lenders, JPMorgan Chase Bank, as Administrative Agent for said Lenders, and Bank of America, N.A., Bank One, NA and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch and Union Bank of California, N.A., as co-syndication agents, and hereby gives you notice, irrevocably, pursuant to Section 2.01(b) of the Credit Agreement that the undersigned hereby requests a Competitive Bid Borrowing under the Credit Agreement, and in that connection sets forth the terms on which such Competitive Bid Borrowing (the "Proposed Competitive Bid Borrowing") is requested to be
                    ----------------------------------
made:

                  (A)   Date of Competitive Bid Borrowing      _________________
                  (B)   Amount of Competitive Bid Borrowing    _________________
                  (C)   [Maturity Date] [Interest Period]      _________________
                  (D)   Interest Rate Basis                    _________________
                  (E)   Interest Payment Date(s)               _________________
                  (F)   ___________________                    _________________
                  (G)   ___________________                    _________________
                  (H)   ___________________                    _________________

          The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Competitive Bid Borrowing:

          (a) the representations and warranties contained in Section 4.01 are correct, before and after giving effect to the Proposed Competitive Bid Borrowing and to the application of the proceeds therefrom, as though made on and as of such date;

          (b) no event has occurred and is continuing, or would result from the Proposed Competitive Bid Borrowing or from the application of the proceeds therefrom, that constitutes a Default; and

          (c) the aggregate amount of the Proposed Competitive Bid Borrowing and all other Borrowings to be made on the same day under the Credit Agreement is within the aggregate amount of the unused Commitments of the Lenders.

          The undersigned hereby confirms that the Proposed Competitive Bid Borrowing is to be made available to it in accordance with Section 2.01(b) of the Credit Agreement.

                                                  Very truly yours,

                                                  THE KROGER CO.

                                                  By________________________
                                                     Title:

                                                             EXHIBIT B - FORM OF
                                                       ASSIGNMENT AND ACCEPTANCE


          Reference is made to the 364-Day Credit Agreement dated as of May 22, 2002 (as amended or modified from time to time, the "Credit Agreement") among
                                                     ----------------
The Kroger Co., an Ohio corporation (the "Borrower"), the Lenders (as defined in
                                          --------
the Credit Agreement), Citibank, N.A., as Administrative Agent and as Paying Agent for said Lenders, JPMorgan Chase Bank, as Administrative Agent for said Lenders, and Bank of America, N.A., Bank One, NA and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch and Union Bank of California, N.A., as co-syndication agents. Terms defined in the Credit Agreement are used herein with the same meaning.

          The "Assignor" and the "Assignee" referred to on Schedule I hereto agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof (other than in respect of Competitive Bid Advances and Competitive Bid Notes) equal to the percentage interest specified on Schedule 1 hereto of all outstanding rights and obligations under the Credit Agreement (other than in respect of Competitive Bid Advances and Competitive Bid Notes). After giving effect to such sale and assignment, the Assignee's Commitment and the amount of the Revolving Credit Advances owing to the Assignee will be as set forth on
Schedule 1 hereto.

          2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by it; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Revolving Credit Note held by the Assignor and requests that the Agent exchange such Revolving Credit Note for a new Revolving Credit Note payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto or new Revolving Credit Notes payable to the order of the Assignee in an amount equal to the Commitment assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitment retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1 hereto.

          3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.01 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is an Eligible Assignee; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (vi) attaches any U.S. Internal Revenue Service forms required under Section 2.13 of the Credit Agreement.

          4. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall
                                                        --------------
be the date of acceptance hereof by the Agent, unless otherwise specified on
Schedule 1 hereto.

          5. Upon such acceptance and recording by the Agent, as of the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

          6. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Revolving Credit Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and facility fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Revolving Credit Notes for periods prior to the Effective Date directly between themselves.

          7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of New York.

          8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

          IN WITNESS WHEREOF, the Assignor and the Assignee have caused Schedule 1 to this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date specified thereon.

                                   Schedule 1
                                       to
                            Assignment and Acceptance


          Percentage interest assigned:                                   _____%

          Assignee's Commitment:                                      $________

          Aggregate outstanding principal amount of Revolving Credit
Advances assigned:                                                    $________

          Principal amount of Revolving Credit Note payable to
Assignee:                                                             $________

          Principal amount of Revolving Credit Note payable to
Assignor:                                                             $________

          Effective Date*:  _______________, 200_


                                  [NAME OF ASSIGNOR], as Assignor

                                  By____________________________________________
                                      Title:

                                  Dated:  _______________, 200_


                                  [NAME OF ASSIGNEE], as Assignee

                                  By____________________________________________
                                      Title:

                                  Dated:  _______________, 200_

                                  Domestic Lending Office:
                                          [Address]

                                  Eurodollar Lending Office:
                                          [Address]

          Accepted and Approved this
          ____ day of _______________, 200_

          CITIBANK, N.A., as Administrative
          Agent and as Paying Agent

          By_________________________________
           Title:

          Approved this ____ day
          of _______________, 200_

--------------------------
* This date should be no earlier than five Business Days after the delivery of this Assignment and Acceptance to the Agent.

          JPMORGAN CHASE BANK,
          as Administrative Agent

          By__________________________
           Title:

          Approved this ____ day
          of _______________, 200_

          THE KROGER CO.

          By__________________________
           Title:

                                                             EXHIBIT C - FORM OF
                                                              OPINION OF COUNSEL
                                                                FOR THE BORROWER


To each of the Lenders parties
  to the Credit Agreement dated
  as of May 22, 2002
  among The Kroger Co.,
  said Lenders, Citibank, N.A., as
  Administrative Agent and Paying
  Agent, and JPMorgan Chase
  Bank, as Administrative Agent
  for said Lenders, and to Citibank, N.A., as Administrative Agent and Paying
  Agent and JPMorgan Chase Bank,
  as Administrative Agent

                                 The Kroger Co.
                                 --------------

Ladies and Gentlemen:

          As Senior Vice President, Secretary and General Counsel of The Kroger Co., an Ohio corporation (the "Company"), I am familiar with its affairs and, to
                               -------
the extent necessary to render this opinion, the affairs of its subsidiaries and in particular the 364-Day Credit Agreement, dated as of May 22, 2002 (the "Credit Agreement"), among the Company, the banking institutions listed on the signature pages thereof (the "Lenders"), Citibank, N.A. and JPMorgan Chase Bank, as Administrative Agents, and Bank of America, N.A., Bank One, NA and The Bank of Tokyo-Mitsubishi, Ltd., Chicago Branch and Union Bank of California, N.A., as co-syndication agents. This opinion is delivered to you pursuant to the Credit Agreement. All capitalized terms used herein which are defined in, or by reference in, the Credit Agreement have the meanings assigned to such terms in, or be reference in, the Credit Agreement unless otherwise indicated herein.

          In connection with the preparation of this opinion, I have examined originals, or certified, conformed or reproduction copies, of such corporate records, agreements, instruments and documents of the Borrower, such certificates of public officials and such other documents as I have deemed necessary or appropriate to its preparation and delivery. In all such examinations, I have assumed the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties other than the Company and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinions, I have relied upon, and assume the accuracy of, statements or certificates of public officials and statements or certificates of officers or representatives of the Borrower and others. I am familiar with the proceedings of the Board of Directors of the Borrower in connection with the Credit Agreement.

          Based on the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

          (1) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Ohio. The Borrower has all requisite corporate power and authority to own or lease and operate its properties, and to carry on its business as presently conducted. The Borrower has the corporate power and authority to execute and deliver the Credit Agreement, and to perform its obligations under the Credit Agreement. The Borrower is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases assets or in which the conduct of its business requires it to so qualify or be licensed except where the failure to be so licensed or qualified is not likely to have a material adverse effect on the business, condition (financial or otherwise), performance, operation, properties or prospects thereof.

          (2) The Credit Agreement has been duly executed and delivered on behalf of the Borrower.

          (3) There are no pending or overtly threatened actions or proceedings against the Company or any of its Subsidiaries before any court, governmental agency or arbitrator which, (a) except as set forth in the Credit Agreement, are reasonably likely to have a Material Adverse Effect or (b) purport to affect the legality, validity or enforceability of the Credit Agreement.

          (4) The execution and delivery by the Borrower of the Credit Agreement and the performance by the Borrower of its obligations under the Credit Agreement (a) have been duly authorized by all necessary corporate action, (b) do not require any filing or registration with, or approval or consent of, any governmental agency or authority generally applicable to corporations for profit that has not been made or obtained, and (c) do not contravene (i) any provisions of the Articles of Incorporation of the Borrower or Regulations of the Borrower and all amendments thereto, or (ii) any present law, or governmental regulation of any governmental agency or authority of the State of Ohio generally applicable to corporations for profit which, to my knowledge, is applicable to the Borrower.

          (5) The execution and delivery by the Borrower of the Credit Agreement and the performance by it of its obligations thereunder, to my knowledge, will not contravene any indenture, loan or credit agreement, lease, guarantee, mortgage, security agreement, bond, note or other agreement or instrument, or any order, writ, judgment, award, injunction or decree, which affect or purport to affect any of the rights or obligations of the Borrower under the Credit Agreement, except as disclosed in the Credit Agreement.

          (6) No authorization, consent, approval or other action by, and no notice to or filing with, any governmental authority is required for the due execution, delivery and performance by the Borrower of the Credit Agreement.

          (7) The Credit Agreement constitutes the legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

          (8) In general, an Ohio court would give effect to the choice of law provisions in the Credit Agreement which specify New York law as the applicable law (other than instances where Ohio law specifically governs Ohio property, persons or activities, for example, with respect to real property and choice of law rules under the Uniform Commercial Code ("UCC")). The Supreme Court of Ohio has validated contractual choice of law provisions. Jarvis v.
                                                                  ---------
Ashland Oil, Inc., 17 Ohio St. 3d 189 (1985); Schulke Radio Productions, Ltd. v.
-----------------                             ----------------------------------
Midwestern Broadcasting Co., 6 Ohio St. 3d 436 (1983). In the latter case, the
---------------------------
Supreme Court held that the parties may choose the law applicable to their contract unless (i) the state whose law is chosen has no substantial relationship to the parties or to the transaction and there is no other reasonable basis for the parties' choice or (ii) application of the chosen law would be contrary to a fundamental policy of a state having a materially greater interest in the issue than the chosen state and such other state would be the state of applicable law in the absence of a choice by the parties. In addition, Ohio Revised Code ("R.C.") ss. 1301.05 (UCC 1-105) provides generally with respect to UCC matters (not including issues specifically addressed to the contrary by the Ohio UCC, for example, perfection issues governed by R.C. ss. 1309.03 (UCC 9-103)) that when a transaction bears a reasonable relation to Ohio and also to another state, the parties may agree that the law of either Ohio or of such other state shall govern their rights and duties. Under the present circumstances, it would appear that the parties' stipulation that the law of New York should control should be given effect in Ohio. This conclusion is based upon our understanding that the transactions provided for in the Credit Agreement were negotiated primarily in New York, were executed and delivered in New York, and are to be performed, in whole or in part, in New York and that the Administrative Agents and the Paying Agent have their chief places of business outside of the State of Ohio.

          The opinions set forth above are subject to the following qualifications:

          (a) My opinion in paragraph 7 above as to enforceability is subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar law affecting creditors' rights generally.

          (b) My opinion in paragraph 7 above as to enforceability is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

          (c) I express no opinion as to (i) Section 2.12 of the Credit Agreement insofar as it provides that any Lender purchasing a participation from another Lender pursuant thereto may exercise set-off or similar rights with respect to such participation and (ii) the effect of the law of any jurisdiction other than the State of Ohio wherein any Lender may be located or wherein enforcement of the Credit Agreement or the Notes may be sought that limits the rates of interest legally chargeable or collectible.

          The opinions stated herein are limited to the federal laws of the United States of America and the laws of the State of Ohio. To the extent the opinions stated herein relate to laws of a jurisdiction other than the United States of America or the State of Ohio, I have assumed for purposes of such opinions that the laws of such jurisdiction are identical to the laws of the State of Ohio. The opinions are limited to the matters on which I have been expressly asked to opine and do not extend beyond such limits. The opinions expressed herein are solely for the benefit of the Agent and the Lenders and may not be relied on in any manner or for any purpose by any other person or entity.

                                        Very truly yours,